WHEN RECORDED, RETURN TO:

MCREIF SUBREIT, LLC
999 Corporate Drive, Suite 110
Ladera Ranch, California 92694

Property Tax ID No.:
36-117-22-31-0005

MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, FIXTURE FILING, AND SECURITY AGREEMENT

THIS DOCUMENT CONSTITUTES A FIXTURE FILING IN ACCORDANCE WITH § 336.9-502 OF MINNESOTA STATUTES (UNIFORM COMMERCIAL CODE)

This Mortgage, Assignment of Leases and Rents, Fixture Filing, and Security Agreement (the "Mortgage") is made as of June 21, 2017, among Talon Bren Road, LLC, a Delaware limited liability company, as mortgagor ("Borrower"), whose address is 5500 Wayzata Boulevard, Suite 1070, Minneapolis, Minnesota 55416; and MCREIF SubREIT, LLC, a Delaware limited liability company, as mortgagee ("Lender"), whose address is 999 Corporate Drive, Suite 110, Ladera Ranch, California 92694.

TRANSFER OF RIGHTS IN THE PROPERTY

To secure the full and timely payment of the Indebtedness and the full and timely performance and discharge of the Obligations, Borrower MORTGAGES, GRANTS, BARGAINS, SELLS, AND CONVEYS to Lender the Mortgaged Property, with power of sale and right of entry, subject only to the Permitted Encumbrances, to have and to hold the Mortgaged Property to Lender, its successors and assigns forever, and Borrower does hereby bind itself, its successors, and its assigns to warrant and forever defend the title to the Mortgaged Property to Lender against anyone lawfully claiming it or any part of it; provided, however, that if the Indebtedness is paid in full as and when it becomes due and payable and the Obligations are performed on or before the date they are to be performed and discharged, then the liens, security interests, estates, and rights granted by the Loan Documents shall terminate; otherwise, they shall remain in full force and effect. As additional security for the full and timely payment of the Indebtedness and the full and timely performance and discharge of the Obligations, Borrower grants to Lender a security interest in the Personalty, Fixtures, Leases, and Rents under Section 336.9-502 of Minnesota Statutes (Uniform Commercial Code, Secured Transactions). Borrower further grants,

bargains, conveys, assigns, transfers, and sets over to Lender, a security interest in and to all of Borrower's right, title, and interest in, to, and under the Personalty, Fixtures, Leases, Rents, and Mortgaged Property (to the extent characterized as personal property) to secure the full and timely payment of the Indebtedness and the full and timely performance and discharge of the Obligations.

Borrower agrees to execute and deliver, from time to time, such further instruments, including, but not limited to, security agreements, assignments, and UCC financing statements, as may be requested by Lender to confirm the lien of this Mortgage on any of the Mortgaged Property.

Borrower further irrevocably grants, transfers, and assigns to Lender the Rents. This assignment of Rents is to be effective to create a present security interest in existing and future Rents of the Mortgaged Property. The Obligations secured hereby mature on **July 1, 2018**, or such earlier date as stated in the Note.

TO MAINTAIN AND PROTECT THE SECURITY OF THIS MORTGAGE, TO SECURE THE FULL AND TIMELY PERFORMANCE BY BORROWER OF EACH AND EVERY OBLIGATION, COVENANT, AND AGREEMENT OF BORROWER UNDER THE LOAN DOCUMENTS, AND AS ADDITIONAL CONSIDERATION FOR THE INDEBTEDNESS AND OBLIGATIONS EVIDENCED BY THE LOAN DOCUMENTS, BORROWER HEREBY COVENANTS, REPRESENTS, AND AGREES AS FOLLOWS:

1. Definitions. For purposes of this Mortgage, each of the following terms shall have the following respective meanings:

1.1. "Attorney Fees." Any and all attorney fees (including the allocated cost of in-house counsel), paralegal, and law clerk fees, including, without limitation, fees for advice, negotiation, consultation, arbitration, and litigation at the pretrial, trial, and appellate levels, and in any bankruptcy proceedings, and attorney costs and expenses incurred or paid by Lender in protecting its interests in the Mortgaged Property, including, but not limited to, any action for waste, and enforcing its rights under this Mortgage.

1.2. "Borrower." The named Borrower in this Mortgage and the obligor under the Note, whether or not named as Borrower in this Mortgage, and subject to paragraph 19 and paragraph 20 of this Mortgage, the heirs, legatees, devisees, administrators, executors, successors in interest to the Mortgaged Property, and the assigns of any such person.

1.3. "Default Rate." The Default Rate as defined in the Note.

1.4. "Event of Default." An Event of Default as defined in paragraph 19 of this Mortgage.

1.5. "Environmental Laws." Any Governmental Requirements pertaining to health, industrial hygiene, or the environment, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (CERCLA) as amended (42 United States Code ("U.S.C.") §§ 9601-9675); the Resource Conservation and Recovery Act of 1976 (RCRA) (42 U.S.C. §§ 6901-6992k); the Hazardous Materials Transportation Act (49 U.S.C. §§ 5101-5127); the Federal Water Pollution Control Act (33 U.S.C. §§ 1251-1376); the Clean Air Act (42 U.S.C. §§ 7401-7671q); the Toxic Substances Control Act (15 U.S.C. §§ 2601-2692); the Refuse Act (33 U.S.C. §§ 407-426p); the Emergency Planning and Community Right-To-Know Act (42 U.S.C. §§ 11001-11050); the Safe Drinking Water Act (42 U.S.C. §§ 300f-300j); and, their state analogs..

1.6. "Fixtures." All right, title, and interest of Borrower in and to all materials, supplies, equipment, apparatus, and other items now or later attached to, installed on or in the Land or the Improvements, or that in some fashion are deemed to be fixtures to the Land or Improvements under the laws of the State of Minnesota, including the Minnesota Uniform Commercial Code. "Fixtures" includes, without limitation, all items of Personalty to the extent that they may be deemed Fixtures under Governmental Requirements.

1.7. "Governmental Authority." Any and all courts, boards, agencies, commissions, offices, or authorities of any nature whatsoever for any governmental unit (federal, state, county, district, municipal, city, or otherwise) whether now or later in existence.

1.8. "Governmental Requirements." Any and all laws, statutes, codes, ordinances, regulations, enactments, decrees, judgments, and orders of any Governmental Authority.

1.9. "Hazardous Substance." Any and all (a) substances defined as "hazardous substances," "hazardous materials," "toxic substances," or "solid waste" in CERCLA, RCRA, and the Hazardous Materials Transportation Act (49 United States Code §§5101-5127), and in the regulations promulgated under those laws; (b) substances defined as "hazardous wastes" or "infectious wastes" in the Minnesota Statutes and any implementing regulations; (c) substances listed in the United States Department of Transportation Table (49 Code of Federal Regulations § 172.101 and amendments); (d) asbestos-containing materials; (e) polychlorinated biphenyl; (f) underground storage tanks, whether empty, filled, or partially filled with any substance; (g) petroleum and petroleum products, including crude oil or any fraction thereof, natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel, or any such mixture; and (h) such other substances, materials, and wastes that are or become regulated under applicable local, state, or federal law, or that are classified as hazardous or toxic under any Governmental Requirements or that, even if not so regulated, are known to pose a hazard to the health and safety of the occupants of the Mortgaged Property or of real property adjacent to it.

1.10. "Impositions." All real estate and personal property taxes, water, gas, sewer, electricity, and other utility rates and charges; charges imposed under any subdivision, planned unit development, or condominium declaration or restrictions; charges for any easement, license, or agreement maintained for the benefit of the Mortgaged Property, and all other taxes, charges, and assessments and any interest, costs, or penalties of any kind and nature that at any time before or after the execution of this Mortgage may be assessed, levied, or imposed on the Mortgaged Property or on its ownership, use, occupancy, or enjoyment.

1.11. "Improvements." Any and all buildings, structures, improvements, fixtures, and appurtenances now and later placed on the Mortgaged Property, including, without limitation, all apparatus and equipment, whether or not physically affixed to the land or any building, which is used to provide or supply air cooling, air conditioning, heat, gas, water, light, power, refrigeration, ventilation, laundry, drying, dish washing, garbage disposal, or other services; and all elevators, escalators, and related machinery and equipment, fire prevention and extinguishing apparatus, security and access control apparatus, partitions, ducts, compressors, plumbing, ovens, refrigerators, dishwashers, disposals, washers, dryers, awnings, storm windows, storm doors, screens, blinds, shades, curtains, curtain rods, mirrors, cabinets, paneling, rugs, attached floor coverings, furniture, pictures, antennas, pools, spas, pool and spa operation and maintenance equipment and apparatus, and trees and plants located on the Mortgaged Property, all of which, including replacements and additions, shall conclusively be deemed to be affixed to and be part of the Mortgaged Property conveyed to Lender under this Mortgage.

1.12. "Indebtedness." The principal of, interest on, and all other amounts and payments due under or evidenced by the following:

1.12.1. The Note (including, without limitation, the prepayment premium, late payment, and other charges payable under the Note);

1.12.2. This Mortgage and all other Loan Documents:

1.12.3. All funds later advanced by Lender to or for the benefit of Borrower under any provision of any of the Loan Documents;

1.12.4. Any future loans or amounts advanced by Lender to Borrower when evidenced by a written instrument or document that specifically recites that the Obligations evidenced by such document are secured by the terms of this Mortgage, including, but not limited to, funds advanced to protect the security or priority of the Mortgage; and

1.12.5. Any amendment, modification, extension, rearrangement, restatement, renewal, substitution, or replacement of any of the foregoing.

1.13. "Land." The real estate or any interest in it described in Exhibit A attached to this Mortgage and made a part of it, together with all Improvements and Fixtures and all rights, titles, and interests appurtenant to it.

1.14. "Leases." Any and all leases, subleases, licenses, concessions, or other agreements (written or verbal, now or later in effect) that grant a possessory interest in and to, or the right to extract, mine, reside in, sell, or use the Mortgaged Property, and all other agreements, including, but not limited to, utility contracts, maintenance agreements, and service contracts that in any way relate to the use, occupancy, operation, maintenance, enjoyment, or ownership of the Mortgaged Property, except any and all leases, subleases, or other agreements under which Borrower is granted a possessory interest in the Land.

1.15. "Legal Requirements." Collectively, (a) any and all present and future judicial decisions, statutes, rulings, rules, regulations, permits, certificates, or ordinances of any Governmental Authority in any way applicable to Borrower, any guarantor (with respect to the Indebtedness or the Mortgaged Property), or the Mortgaged Property, including, but not limited to, those concerning its ownership, use, occupancy, possession, operation, maintenance, alteration, repair, or reconstruction, (b) Borrower's or guarantor's presently or subsequently effective bylaws and articles of incorporation, or any instruments establishing any partnership, limited partnership, joint venture, trust, limited liability company, or other form of business association (if either, both, or all, by any of same), (c) any and all Leases and other contracts (written or oral) of any nature to which Borrower or any guarantor may be bound, and (d) any and all restrictions, reservations, conditions, easements, or other covenants or agreements now or later of record affecting the Mortgaged Property.

1.16. "Lender." The named Lender in this Mortgage and the owner and holder (including a pledgee) of any Note, Indebtedness, or Obligations secured by this Mortgage, whether or not named as Lender in this Mortgage, and the heirs, legatees, devisees, administrators, executors, successors, and assigns of any such person.

1.17. "Loan." The extension of credit made by Lender to Borrower under the terms of the Loan Documents.

1.18. "Loan Documents." Collectively, this Mortgage, the Note, and all other instruments and agreements required to be executed by Borrower or any guarantor in connection with the Loan.

1.19. "Mortgaged Property." The Land, Improvements, Fixtures, Personalty, Leases, and Rents located in the City of Minnetonka, County of Hennepin, State of Minnesota, that is described as follows:

SEE EXHIBIT "A," ATTACHED HERETO AND MADE A PART HEREOF,

commonly known as **10301 Bren Road West, Minnetonka, Minnesota 55343 (Property Tax No. 36-117-22-31-0005)**, (the "Mortgaged Property");

together with:

1.19.1. All right, title, and interest (including any claim or demand or demand in law or equity) that Borrower now has or may later acquire in or to such Mortgaged Property; all easements, rights, privileges, tenements, hereditaments, and appurtenances belonging or in any way appertaining to the Mortgaged Property; all of the estate, right, title, interest, claim, demand, reversion, or remainder of Borrower in or to the Mortgaged Property, either at law or in equity, in possession or expectancy, now or later acquired; all crops growing or to be grown on the Mortgaged Property; all development rights or credits and air rights; all water and water rights (whether or not appurtenant to the Mortgaged Property) and shares of stock pertaining to such water or water rights, ownership of which affects the Mortgaged Property; all minerals, oil, gas, and other hydrocarbon substances and rights thereto in, on, under, or upon the Mortgaged Property and all royalties and profits from any such rights or shares of stock; all right, title, and interest of Borrower in and to any streets, ways, alleys, strips, or gores of land adjoining the Land or any part of it that Borrower now owns or at any time later acquires and all adjacent lands within enclosures or occupied by buildings partly situated on the Mortgaged Property;

1.19.2. All intangible Mortgaged Property and rights relating to the Mortgaged Property or its operation or used in connection with it, including, without limitation, permits, licenses, plans, specifications, construction contracts, subcontracts, bids, deposits for utility services, installations, refunds due Borrower, trade names, trademarks, and service marks;

1.19.3. All of the right, title, and interest of Borrower in and to the land lying in the bed of any street, road, highway, or avenue in front of or adjoining the Land;

1.19.4. Any and all awards previously made or later to be made by any Governmental Authority to the present and all subsequent owners of the Mortgaged Property that may be made with respect to the Mortgaged Property as a result of the exercise of the right of eminent domain, the alteration of the grade of any street, or any other injury to or decrease of value of the Mortgaged Property, which award or awards are assigned to Lender and Lender, at its option, is authorized, directed, and empowered to collect and receive the proceeds of any such award or awards from the authorities making them and to give proper receipts and acquittances for them;

1.19.5. All certificates of deposit of Borrower in Lender's possession and all bank accounts of Borrower with Lender and their proceeds, and all deposits of Borrower with any Governmental Authority and/or public utility company that relate to the ownership of the Mortgaged Property;

1.19.6. All Leases of the Mortgaged Property or any part of it now or later entered into and all right, title, and interest of Borrower under such Leases, including cash or securities deposited by the tenants to secure performance of their obligations under such Leases (whether such cash or securities are to be held until the expiration of the terms of such Leases or applied to one or more of the installments of rent coming due immediately before the expiration of such terms), all rights to all insurance proceeds and unearned insurance premiums arising from or relating to the Mortgaged Property, all other rights and easements of Borrower now or later existing pertaining to the use and enjoyment of the Mortgaged Property, and all right, title, and interest of Borrower in and to all declarations of covenants, conditions, and restrictions as may affect or otherwise relate to the Mortgaged Property;

1.19.7. Any and all proceeds of any insurance policies covering the Mortgaged Property, whether or not such insurance policies were required by Lender as a condition of making the loan secured by this Mortgage or are required to be maintained by Borrower as provided below in this Mortgage; which proceeds are assigned to Lender, and Lender, at its option, is authorized, directed, and empowered to collect and receive the proceeds of such insurance policies from the insurers issuing the same and to give proper receipts and acquittances for such policies, and to apply the same as provided below;

1.19.8. If the Mortgaged Property includes a leasehold estate, all of Borrower's right, title, and interest in and to the lease, more particularly described in Exhibit A attached to this Mortgage (the Leasehold) including, without limitation, the right to surrender, terminate, cancel, waive, change, supplement, grant subleases of, alter, or amend the Leasehold;

1.19.9. All plans and specifications for the Improvements; all contracts and subcontracts relating to the Improvements; all deposits (including tenants' security deposits; provided, however, that if Lender acquires possession or control of tenants' security deposits Lender shall use the tenants' security deposits only for such purposes as Governmental Requirements permit), funds, accounts, contract rights, instruments, documents, general intangibles, and notes or chattel paper arising from or in connection with the Land or other Mortgaged Property; all permits, licenses, certificates, and other rights and privileges obtained in connection with the Land or other Mortgaged Property; all soils reports, engineering reports, land planning maps, drawings, construction contracts, notes, drafts, documents, engineering and architectural drawings, letters of credit, bonds, surety bonds, any other intangible rights relating to the Land and Improvements, surveys, and other reports, exhibits, or plans used or to be used in connection with the construction, planning, operation, or maintenance of the Land and Improvements and all amendments and modifications; all proceeds arising from or by virtue of the sale, lease, grant of option, or other disposition of all or any part of the Land, Fixtures, Personalty, or other Mortgaged Property (consent to same is not granted or implied); and all proceeds (including premium refunds) payable or to

be payable under each insurance policy relating to the Land, Fixtures, Personalty, or other Mortgaged Property;

1.19.10. All trade names, trademarks, symbols, service marks, and goodwill associated with the Mortgaged Property and any and all state and federal applications and registrations now or later used in connection with the use or operation of the Mortgaged Property;

1.19.11. All tax refunds, bills, notes, inventories, accounts and charges receivable, credits, claims, securities, and documents of all kinds, and all instruments, contract rights, general intangibles, bonds and deposits, and all proceeds and products of the Mortgaged Property;

1.19.12. All money or other personal property of Borrower (including, without limitation, any instrument, deposit account, general intangible, or chattel paper, as defined in Article 9 of the Minnesota Uniform Commercial Code) previously or later delivered to, deposited with, or that otherwise comes into Lender's possession;

1.19.13. All accounts, contract rights, chattel paper, documents, instruments, books, records, claims against third parties, money, securities, drafts, notes, proceeds, and other items relating to the Mortgaged Property;

1.19.14. All construction, supply, engineering, and architectural contracts executed and to be executed by Borrower for the construction of the Improvements; and

1.19.15. All proceeds of any of the foregoing.

As used in this Mortgage, "Mortgaged Property" is expressly defined as meaning all or, when the context permits or requires, any portion of it and all or, when the context permits or requires, any interest in it.

1.20. **"Note."** The Promissory Note payable by Borrower to the order of Lender in the principal amount of **Fifteen Million One Hundred Twenty-Seven Thousand Dollars ($15,127,000.00)**, evidencing the Loan, in such form as is acceptable to Lender, together with any and all rearrangements, extensions, renewals, substitutions, replacements, modifications, restatements, and amendments to the Promissory Note.

1.21. **"Obligations."** Any and all of the covenants, warranties, representations, and other obligations (other than to repay the Indebtedness) made or undertaken by Borrower to Lender as set forth in the Loan Documents; any lease, sublease, or other agreement under which Borrower is granted a possessory interest in the Land; each obligation, covenant, and agreement of Borrower in the Loan Documents or in any other document executed by Borrower in connection with the loan(s) secured by this Mortgage whether set forth in or incorporated into the Loan Documents by reference; each and every monetary provision of all covenants, conditions, and restrictions, if any, pertaining to the Mortgaged Property and on Lender's written request, the enforcement by Borrower of any covenant by third parties to pay maintenance or other charges, if they have not been paid, or valid legal steps taken to enforce such payment within 90 days after such written request is made; if the Mortgaged Property consists of or includes a leasehold estate, each obligation, covenant, and agreement of Borrower arising under, or contained in, the instrument(s) creating any such leasehold; all agreements of Borrower to pay fees and charges to Lender whether or not set forth in this Mortgage; and charges, as allowed by law, when they are made for any statement regarding the obligations secured by this Mortgage.

The Obligations specifically exclude the Environmental Indemnity Agreement dated the date of this Mortgage, executed by Borrower and any guarantor of the Loan, which is not secured by this Mortgage.

1.22. **"Permitted Encumbrances."** At any particular time, (a) liens for taxes, assessments, or governmental charges not then due and payable or not then delinquent; (b) liens, easements, encumbrances, and restrictions on the Mortgaged Property that are allowed by Lender to appear in Schedule B, with Parts I and II of an ALTA title policy to be issued to Lender following recordation of the Mortgage; and (c) liens in favor of or consented to in writing by Lender.

1.23. **"Person."** Natural persons, corporations, partnerships, unincorporated associations, joint ventures, and any other form of legal entity.

1.24. **"Personalty."** All of the right, title, and interest of Borrower in and to all tangible and intangible personal property, whether now owned or later acquired by Borrower, including, but not limited to, water rights (to the extent they may constitute personal property), all equipment, inventory, goods, consumer goods, accounts, chattel paper, instruments, money, general intangibles, letter-of-credit rights, deposit accounts, investment property, documents, minerals, crops, and timber (as those terms are defined in the Minnesota Uniform Commercial Code) and that are now or at any later time located on, attached to, installed, placed, used on, in connection with, or are required for such attachment, installation, placement, or use on the Land, the Improvements, Fixtures, or on other goods located on the Land or Improvements, together with all additions, accessions, accessories, amendments, modifications to the Land or Improvements, extensions, renewals, and enlargements and proceeds of the Land or Improvements, substitutions for, and income and profits from, the Land or Improvements. The Personalty includes, but is not limited to, all goods, machinery, tools, equipment (including fire sprinklers and alarm systems); building materials, air conditioning, heating, refrigerating, electronic monitoring, entertainment, recreational, maintenance, extermination of vermin or insects, dust removal, refuse and garbage equipment; vehicle maintenance and repair equipment; office furniture (including tables, chairs, planters, desks, sofas, shelves, lockers, and cabinets); safes, furnishings, appliances (including ice-making machines, refrigerators, fans, water heaters, and incinerators); rugs, carpets, other floor coverings, draperies, drapery rods and brackets, awnings, window shades, venetian blinds, curtains, other window coverings; lamps, chandeliers, other lighting fixtures; office maintenance and other supplies; loan commitments, financing arrangements, bonds, construction contracts, leases, tenants' security deposits, licenses, permits, sales contracts, option contracts, lease contracts, insurance policies, proceeds from policies, plans, specifications, surveys, books, records, funds, bank deposits; and all other intangible personal property. Personalty also includes any other portion or items of the Mortgaged Property that constitute personal property under the Minnesota Uniform Commercial Code.

1.25. **"Rents."** All rents, issues, revenues, income, proceeds, royalties, profits, license fees, prepaid municipal and utility fees, bonds, and other benefits to which Borrower or the record title owner of the Mortgaged Property may now or later be entitled from or which are derived from the Mortgaged Property, including, without limitation, sale proceeds of the Mortgaged Property; any room or space sales or rentals from the Mortgaged Property; and other benefits paid or payable for using, leasing, licensing, possessing, operating from or in, residing in, selling, mining, extracting, or otherwise enjoying or using the Mortgaged Property.

1.26. **"Water Rights."** All water rights of whatever kind or character, surface or underground, appropriative, decreed, or vested, that are appurtenant to the Mortgaged Property or otherwise used or useful in connection with the intended development of the Mortgaged Property.

Any terms not otherwise defined in this Mortgage shall have the meaning given them in the Note dated of even date herewith between Borrower and Lender.

2. **Repair and Maintenance of Mortgaged Property.** Borrower shall (a) keep the Mortgaged Property in good condition and repair; (b) not substantially alter, remove, or demolish the Mortgaged Property or any of the Improvements except when incident to the replacement of Fixtures, equipment, machinery, or appliances with items of like kind; (c) restore and repair to the equivalent of its original condition all or any part of the Mortgaged Property that may be damaged or destroyed, including, but not limited to, damage from termites and dry rot, soil subsidence, and construction defects, whether or not insurance proceeds are available to cover any part of the cost of such restoration and repair, and regardless of whether Lender permits the use of any insurance proceeds to be used for restoration under paragraph 5 of this Mortgage; (d) pay when due all claims for labor performed and materials furnished in connection with the Mortgaged Property and not permit any mechanics' or materialman's lien to arise against the Mortgaged Property or furnish a loss or liability bond against such mechanics' or materialman's lien claims; (e) comply with all laws affecting the Mortgaged Property or requiring that any alterations, repairs, replacements, or improvements be made on it; (f) not commit or permit waste on or to the Mortgaged Property, or commit, suffer, or permit any act or violation of law to occur on it; (g)

not abandon the Mortgaged Property; (h) cultivate, irrigate, fertilize, fumigate, and prune in accordance with prudent agricultural practices; (i) if required by Lender, provide for management satisfactory to Lender under a management contract approved by Lender; (j) notify Lender in writing of any condition at or on the Mortgaged Property that may have a significant and measurable effect on its market value; (k) if the Mortgaged Property is rental property, generally operate and maintain it in such manner as to realize its maximum rental potential; and (l) do all other things that the character or use of the Mortgaged Property may reasonably render necessary to maintain it in the same condition (reasonable wear and tear expected) as existed at the date of this Mortgage.

Notwithstanding anything to the contrary herein, prior to any renovation or demolition, Borrower must obtain Lender's written consent which consent shall be subject to Lender's sole and absolute discretion. Borrower hereby agrees to obtain a consultant to complete a comprehensive asbestos survey, which Lender shall rely on in making its decision to grant consent. Lender may require protective actions as set forth in the above mentioned report or in the interest of safety.

3. **Use of Mortgaged Property.** Unless otherwise required by Governmental Requirements or unless Lender otherwise consents in writing, Borrower shall not allow changes in the use of the Mortgaged Property from that which is contemplated by Borrower and Lender at the time of execution of this Mortgage, as specified in the loan application and the Loan Documents. Borrower shall not initiate or acquiesce in a change in the zoning classification of the Mortgaged Property without Lender's prior written consent.

4. **Insurance.**

4.1. **Casualty Insurance.** Borrower shall at all times keep the Mortgaged Property insured for the benefit of Lender as follows, despite Governmental Requirements that may detrimentally affect Borrower's ability to obtain or may materially increase the cost of such insurance coverage:

4.1.1. Against damage or loss by fire and such other hazards (including lightning, windstorm, hail, explosion, riot, acts of striking employees, civil commotion, vandalism, malicious mischief, aircraft, vehicle, and smoke) as are covered by the broadest form of extended coverage endorsement available from time to time, in an amount not less than the full insurable value (as defined in paragraph 4.9 of the Mortgaged Property, with a deductible amount not to exceed an amount satisfactory to Lender;

4.1.2. Rent loss or business interruption or use and occupancy insurance on such basis and in such amounts and with such deductibles as are satisfactory to Lender;

4.1.3. Against damage or loss by flood if the Land is located in an area identified by the Secretary of Housing and Urban Development or any successor or other appropriate authority (governmental or private) as an area having special flood hazards and in which flood insurance is available under the National Flood Insurance Act of 1968 or the Flood Disaster Protection Act of 1973, as amended, modified, supplemented, or replaced from time to time, on such basis and in such amounts as Lender may require;

4.1.4. Against damage or loss from (a) sprinkler system leakage and (b) boilers, boiler tanks, heating and air conditioning equipment, pressure vessels, auxiliary piping, and similar apparatus, on such basis and in such amounts as Lender may require;

4.1.5. During any alteration, construction, or replacement of the Improvements, or any substantial portion of it, a Builder's All Risk policy with extended coverage with course of construction and completed value endorsements, for an amount at least equal to the full insurable value of the Improvements, and workers' compensation, in statutory amounts, with provision for replacement with the coverage described in paragraph 4.1, without gaps or lapsed coverage, for any completed portion of the Improvements; and

4.1.6. Against damage or loss by earthquake, in an amount and with a deductible satisfactory to Lender, if such insurance is required by Lender in the exercise of its business judgment in light of the commercial real estate practices existing at the time the insurance is issued and in the County where the Land is located.

4.2. **Liability Insurance.** Borrower shall procure and maintain workers' compensation insurance for Borrower's employees and comprehensive general liability insurance covering Borrower and Lender against claims for bodily injury or death or for damage occurring in, on, about, or resulting from the Mortgaged Property, or any street, drive, sidewalk, curb, or passageway adjacent to it, in standard form and with such insurance company or companies and in an amount of at least $2,000,000.00 combined single limit, or such greater amount as Lender may require, which insurance shall include completed operations, product liability, and blanket contractual liability coverage that insures contractual liability under the indemnifications set forth in this Mortgage and the Loan Documents (but such coverage or its amount shall in no way limit such indemnification).

4.3. **Other Insurance.** Borrower shall procure and maintain such other insurance or such additional amounts of insurance, covering Borrower or the Mortgaged Property, as (a) may be required by the terms of any construction contract for the Improvements or by any Governmental Authority, (b) may be specified in any other Loan Documents, or (c) may be required by Lender from time to time.

4.4. **Form of Policies.** All insurance required under this paragraph 4 shall be fully paid for and nonassessable. The policies shall contain such provisions, endorsements, and expiration dates as Lender from time to time reasonably requests and shall be in such form and amounts, and be issued by such insurance companies doing business in the State of Minnesota, as Lender shall approve in Lender's sole and absolute discretion. Unless otherwise expressly approved in writing by Lender, each insurer shall have a Best Rating of Class A, Category VIII, or better. All policies shall (a) contain a waiver of subrogation endorsement: (b) provide that the policy will not lapse or be canceled, amended, or materially altered (including by reduction in the scope or limits of coverage) without at least 30 days prior written notice to Lender; (c) with the exception of the comprehensive general liability policy, contain a mortgagee's endorsement (438 BFU Endorsement or equivalent), and name Lender as insureds; and (d) include such deductibles as Lender may approve. If a policy required under this paragraph contains a co-insurance or overage clause, the policy shall include a stipulated value or agreed amount endorsement acceptable to Lender.

4.5. **Duplicate Originals or Certificates.** Duplicate original policies evidencing the insurance required under this paragraph 4 and any additional insurance that may be purchased on the Mortgaged Property by or on behalf of Borrower shall be deposited with and held by Lender and, in addition, Borrower shall deliver to Lender (a) receipts evidencing payment of all premiums on the policies and (b) duplicate original renewal policies or a binder with evidence satisfactory to Lender of payment of all premiums at least 30 days before the policy expires. In lieu of the duplicate original policies to be delivered to Lender under this paragraph 4.5, Borrower may deliver an underlier of any blanket policy, and Borrower may also deliver original certificates from the issuing insurance company, evidencing that such policies are in full force and effect and containing information that, in Lender's reasonable judgment, is sufficient to allow Lender to ascertain whether such policies comply with the requirements of this paragraph.

4.6. **Increased Coverage.** If Lender determines that the limits of any insurance carried by Borrower are inadequate or that additional coverage is required, Borrower shall, within 10 days after written notice from Lender, procure such additional coverage as Lender may require in Lender's sole and absolute discretion.

4.7. **No Separate Insurance.** Borrower shall not carry separate or additional insurance concurrent in form or contributing in the event of loss with that required under this paragraph 4 unless endorsed in favor of Lender as required by this paragraph and otherwise approved by Lender in all respects.

4.8. **Transfer of Title.** In the event of foreclosure of this Mortgage or other transfer of title or assignment of the Mortgaged Property in extinguishment, in whole or in part, of the Obligations and the Indebtedness, all right, title, and interest of Borrower in and to all insurance policies required under this paragraph 4 or otherwise then in force with respect to the Mortgaged Property and all proceeds payable

under, and unearned premiums on, such policies shall immediately vest in the purchaser or other transferee of the Mortgaged Property.

4.9. **Replacement Cost**. For purposes of this paragraph 4, the term "full insurable value" means the actual cost of replacing the Mortgaged Property in question, without allowance for depreciation, as calculated from time to time (but not more often than once every calendar year) by the insurance company or companies holding such insurance or, at Lender's request, by appraisal made by an appraiser, engineer, architect, or contractor proposed by Borrower and approved by said insurance company or companies and Lender. Borrower shall pay the cost of such appraisal.

4.10. **Approval Not Warranty**. No approval by Lender of any insurer may be construed to be a representation, certification, or warranty of its solvency and no approval by Lender as to the amount, type, or form of any insurance may be construed to be a representation, certification, or warranty of its sufficiency.

4.11. **Lender's Right to Obtain**. Borrower shall deliver to Lender original policies or certificates evidencing such insurance at least 30 days before the existing policies expire. If any such policy is not so delivered to Lender or if any such policy is canceled, whether or not Lender has the policy in its possession, and no reinstatement or replacement policy is received before termination of insurance, Lender, without notice to or demand on Borrower, may (but is not obligated to) obtain such insurance insuring only Lender with such company as Lender may deem satisfactory, and pay the premium for such policies, and the amount of any premium so paid shall be charged to and promptly paid by Borrower or, at Lender's option, may be added to the Indebtedness. Borrower acknowledges that, if Lender obtains insurance, it is for the sole benefit of Lender, and Borrower shall not rely on any insurance obtained by Lender to protect Borrower in any way.

4.12. **Duty to Restore After Casualty**. If any act or occurrence of any kind or nature (including any casualty for which insurance was not obtained or obtainable) results in damage to or loss or destruction of the Mortgaged Property, Borrower shall immediately give notice of such loss or damage to Lender and, if Lender so instructs, shall promptly, at Borrower's sole cost and expense, regardless of whether any insurance proceeds will be sufficient for the purpose, commence and continue diligently to completion to restore, repair, replace, and rebuild the Mortgaged Property as nearly as possible to its value, condition, and character immediately before the damage, loss, or destruction.

5. **Condemnation and Insurance Proceeds.**

5.1. **Assignment to Lender**. The proceeds of any award or claim for damages, direct or consequential, in connection with any condemnation or other taking of or damage or injury to the Mortgaged Property, or any part of it, or for conveyance in lieu of condemnation, are assigned to and shall be paid to Lender, regardless of whether Lender's security is impaired. All causes of action, whether accrued before or after the date of this Mortgage, of all types for damages or injury to the Mortgaged Property or any part of it, or in connection with any transaction financed by funds lent to Borrower by Lender and secured by this Mortgage, or in connection with or affecting the Mortgaged Property or any part of it, including, without limitation, causes of action arising in tort or contract or in equity, are assigned to Lender as additional security, and the proceeds shall be paid to Lender. Lender, at its option, may appear in and prosecute in its own name any action or proceeding to enforce any such cause of action and may make any compromise or settlement of such action. Borrower shall notify Lender in writing immediately on obtaining knowledge of any casualty damage to the Mortgaged Property or damage in any other manner in excess of $5,000.00 or knowledge of the institution of any proceeding relating to condemnation or other taking of or damage or injury to all or any portion of the Mortgaged Property. Lender, in its sole and absolute discretion, may participate in any such proceedings and may join Borrower in adjusting any loss covered by insurance. Borrower covenants and agrees with Lender, at Lender's request, to make, execute, and deliver, at Borrower's expense, any and all assignments and other instruments sufficient for the purpose of assigning the aforesaid award or awards, causes of action, or claims of damages or proceeds to Lender free, clear, and discharged of any and all encumbrances of any kind or nature.

5.2. Insurance Payments. All compensation, awards, proceeds, damages, claims, insurance recoveries, rights of action, and payments that Borrower may receive or to which Lender may become entitled with respect to the Mortgaged Property if any damage or injury occurs to the Mortgaged Property, other than by a partial condemnation or other partial taking of the Mortgaged Property, shall be paid over to Lender and shall be applied first toward reimbursement of all costs and expenses of Lender in connection with their recovery and disbursement, and shall then be applied as follows:

5.2.1. Lender shall consent to the application of such payments to the restoration of the Mortgaged Property so damaged only if Borrower has met all the following conditions (a breach of one of which shall constitute a default under this Mortgage, the Note, and any Loan Documents): (a) Borrower is not in default under any of the terms, covenants, and conditions of the Loan Documents; (b) all then-existing Leases affected in any way by such damage will continue in full force and effect; (c) Lender is satisfied that the insurance or award proceeds, plus any sums added by Borrower, shall be sufficient to fully restore and rebuild the Mortgaged Property under then current Governmental Requirements; (d) within 60 days after the damage to the Mortgaged Property, Borrower presents to Lender a restoration plan satisfactory to Lender and any local planning department, which includes cost estimates and schedules; (e) construction and completion of restoration and rebuilding of the Mortgaged Property shall be completed in accordance with plans and specifications and drawings submitted to Lender within 30 days after receipt by Lender of the restoration plan and thereafter approved by Lender, which plans, specifications, and drawings shall not be substantially modified, changed, or revised without Lender's prior written consent; (f) within 3 months after such damage, Borrower and a licensed contractor satisfactory to Lender enter into a fixed price or guaranteed maximum price contract satisfactory to Lender, providing for complete restoration in accordance with such restoration plan for an amount not to exceed the amount of funds held or to be held by Lender; (g) all restoration of the Improvements so damaged or destroyed shall be made with reasonable promptness and shall be of a value at least equal to the value of the Improvements so damaged or destroyed before such damage or destruction; (h) Lender reasonably determines that there is an identified source (whether from income from the Mortgaged Property, rental loss insurance, or another source) sufficient to pay all debt service and operating expenses of the Mortgaged Property during its restoration as required above; and (i) any and all funds that are made available for restoration and rebuilding under this paragraph 5 shall be disbursed, at Lender's sole and absolute discretion to Lender, through Lender or a title insurance or trust company satisfactory to Lender, in accordance with standard construction lending practices, including a reasonable fee payable to Lender from such funds and, if Lender requests, mechanics' lien waivers and title insurance date-downs, and the provision of payment and performance bonds by Borrower, or in any other manner approved by Lender in Lender's sole and absolute discretion; or

5.2.2. If fewer than all conditions (a) through (i) in paragraph 5.2.1 are satisfied, then such payments shall be applied in the sole and absolute discretion of Lender (a) to the payment or prepayment, with any applicable prepayment premium, of any Indebtedness secured by this Mortgage in such order as Lender may determine, or (b) to the reimbursement of Borrower's expenses incurred in the rebuilding and restoration of the Mortgaged Property. If Lender elects under this paragraph 5.2.2 to make any funds available to restore the Mortgaged Property, then all of conditions (a) through (i) in paragraph 5.2.1 shall apply, except for such conditions that Lender, in its sole and absolute discretion, may waive.

5.3. Material Loss Not Covered. If any material part of the Mortgaged Property is damaged or destroyed and the loss, measured by the replacement cost of the Improvements according to then current Governmental Requirements, is not adequately covered by insurance proceeds collected or in the process of collection, Borrower shall deposit with Lender, within 30 days after Lender's request, the amount of the loss not so covered.

5.4. Total Condemnation Payments. All compensation, awards, proceeds, damages, claims, insurance recoveries, rights of action, and payments that Borrower may receive or to which Borrower may become entitled with respect to the Mortgaged Property in the event of a total condemnation or other total taking of the Mortgaged Property shall be paid over to Lender and shall be applied first to

reimbursement of all Lender's costs and expenses in connection with their recovery, and shall then be applied to the payment of any Indebtedness secured by this Mortgage in such order as Lender may determine, until the Indebtedness secured by this Mortgage has been paid and satisfied in full. Any surplus remaining after payment and satisfaction of the Indebtedness secured by this Mortgage shall be paid to Borrower as its interest may then appear.

5.5. Partial Condemnation Payments. All compensation, awards, proceeds, damages, claims, insurance recoveries, rights of action, and payments ("funds") that Borrower may receive or to which Borrower may become entitled with respect to the Mortgaged Property in the event of a partial condemnation or other partial taking of the Mortgaged Property, unless Borrower and Lender otherwise agree in writing, shall be divided into two portions, one equal to the principal balance of the Note at the time of receipt of such funds and the other equal to the amount by which such funds exceed the principal balance of the Note at the time of receipt of such funds. The first such portion shall be applied to the sums secured by this Mortgage, whether or not then due, including but not limited to principal, accrued interest, and advances, and in such order or combination as Lender may determine, with the balance of the funds paid to Borrower.

5.6. No Cure of Waiver of Default. Any application of such amounts or any portion of it to any Indebtedness secured by this Mortgage shall not be construed to cure or waive any default or notice of default under this Mortgage or invalidate any act done under any such default or notice.

6. Taxes and Other Sums Due. Borrower shall promptly pay, satisfy, and discharge: (a) all Impositions affecting the Mortgaged Property before they become delinquent; (b) such other amounts, chargeable against Borrower or the Mortgaged Property, as Lender reasonably deems necessary to protect and preserve the Mortgaged Property, this Mortgage, or Lender's security for the performance of the Obligations; (c) all encumbrances, charges, and liens on the Mortgaged Property, with interest, which in Lender's judgment are, or appear to be, prior or superior to the lien of this Mortgage or all costs necessary to obtain protection against such lien or charge by title insurance endorsement or surety company bond; (d) such other charges as Lender deems reasonable for services rendered by Lender at Borrower's request; and (e) all costs, fees, and expenses incurred by Lender in connection with this Mortgage, whether or not specified in this Mortgage.

On Lender's request, Borrower shall promptly furnish Lender with all notices of sums due for any amounts specified in the preceding clauses 6(a) through (e), and, on payment, with written evidence of such payment. If Borrower fails to promptly make any payment required under this paragraph 6, Lender may (but is not obligated to) make such payment. Borrower shall notify Lender immediately on receipt by Borrower of notice of any increase in the assessed value of the Mortgaged Property and agrees that Lender, in Borrower's name, may (but is not obligated to) contest by appropriate proceedings such increase in assessment. Without Lender's prior written consent, Borrower shall not allow any lien inferior to the lien of this Mortgage to be perfected against the Mortgaged Property and shall not permit any improvement bond for any unpaid special assessment to issue.

7. Leases of Mortgaged Property by Borrower. At Lender's request, Borrower shall furnish Lender with executed copies of all Leases of the Mortgaged Property or any portion of it then in force. If Lender so requires, all Leases later entered into by Borrower are subject to Lender's prior review and approval and must be acceptable to Lender in form and content. Each Lease must specifically provide, inter alia, that (a) it is subordinate to the lien of this Mortgage; (b) the tenant attorns to Lender (and Borrower consents to any such attornment), such attornment to be effective on Lender's acquisition of title to the Mortgaged Property; (c) the tenant agrees to execute such further evidence of attornment as Lender may from time to time request; (d) the tenant's attornment shall not be terminated by foreclosure; and (e) Lender, at Lender's option, may accept or reject such attornment. If Borrower learns that any tenant proposes to do, or is doing, any act that may give rise to any right of setoff against rent, Borrower shall immediately (i) take measures reasonably calculated to prevent the accrual of any such right of setoff; (ii) notify Lender of all measures so taken and of the amount of any setoff claimed by any such tenant; and (iii) within 10 days after the accrual of any right of setoff against rent, reimburse any tenant

who has acquired such right, in full, or take other measures that will effectively discharge such setoff and ensure that rents subsequently due shall continue to be payable without claim of setoff or deduction.

At Lender's request, Borrower shall assign to Lender, by written instrument satisfactory to Lender, all Leases of the Mortgaged Property, and all security deposits made by tenants in connection with such Leases. On assignment to Lender of any such Lease, Lender shall succeed to all rights and powers of Borrower with respect to such Lease, and Lender, in Lender's sole and absolute discretion, shall have the right to modify, extend, or terminate such Lease and to execute other further leases with respect to the Mortgaged Property that is the subject of such assigned Lease.

8. **Right to Collect and Receive Rents.** Despite any other provision of this Mortgage, Lender grants permission to Borrower to collect and retain the Rents of the Mortgaged Property as they become due and payable; however, such permission to Borrower shall be automatically revoked on default by Borrower in payment of any Indebtedness secured by this Mortgage or in the performance of any of the Obligations, and Lender shall have the rights set forth in the Minnesota Statutes without regard to the adequacy of the security for the Indebtedness secured by this Mortgage. Failure of or discontinuance by Lender at any time, or from time to time, to collect any such Rents shall not in any manner affect the subsequent enforcement by Lender at any time, or from time to time, of the right, power, and authority to collect these Rents. The receipt and application by Lender of all such Rents under this Mortgage, after execution and delivery of declaration of default and demand for sale as provided in this Mortgage or during the pendency of judicial sale proceedings under this Mortgage, shall neither cure such breach or default nor affect such sale proceedings, or any sale made under them, but such Rents, less all costs of operation, maintenance, collection, and Attorney Fees, when received by Lender, may be applied in reduction of the entire Indebtedness from time to time secured by this Mortgage, in such order as Lender may decide. Nothing in this Mortgage, nor the exercise of Lender's right to collect, nor an assumption by Lender of any tenancy, lease, or option, nor an assumption of liability under, nor a subordination of the lien or charge of this Mortgage to, any such tenancy, lease, or option, shall be, or be construed to be, an affirmation by Lender of any tenancy, lease, or option.

If the Rents of the Mortgaged Property are not sufficient to meet the costs, if any, of taking control of and managing the Mortgaged Property and collecting the Rents, any funds expended by Lender for such purposes shall become an Indebtedness of Borrower to Lender secured by this Mortgage. Unless Lender and Borrower agree in writing to other terms of payment, such amounts shall be payable on notice from Lender to Borrower requesting such payment and shall bear interest from the date of disbursement at the rate stated in the Note unless payment of interest at such rate would be contrary to Governmental Requirements, in which event the amounts shall bear interest at the highest rate that may be collected from Borrower under Governmental Requirements.

Borrower expressly understands and agrees that Lender will have no liability to Borrower or any other person for Lender's failure or inability to collect Rents from the Mortgaged Property or for failing to collect such Rents in an amount that is equal to the fair market rental value of the Mortgaged Property. Borrower understands and agrees that neither the assignment of Rents to Lender nor the exercise by Lender of any of its rights or remedies under this Mortgage shall be deemed to make Lender a "mortgagee-in-possession" or otherwise responsible or liable in any manner with respect to the Mortgaged Property or the use, occupancy, enjoyment, or operation of all or any portion of it, unless and until Lender, in person or by agent, assumes actual possession of it. Nor shall appointment of a receiver for the Mortgaged Property by any court at the request of Lender or by agreement with Borrower, or the entering into possession of the Mortgaged Property or any part of it by such receiver be deemed to make Lender a mortgagee-in-possession or otherwise responsible or liable in any manner with respect to the Mortgaged Property or the use, occupancy, enjoyment, or operation of all or any portion of it.

During an Event of Default, any and all Rents collected or received by Borrower shall be accepted and held for Lender in trust and shall not be commingled with Borrower's funds and property, but shall be promptly paid over to Lender.

9. **Funds for Taxes and Insurance**. If Borrower is in default under this Mortgage or any of the Loan Documents, regardless of whether the default has been cured, then Lender may at any subsequent time, at its option to be exercised on 30 days written notice to Borrower, require Borrower to deposit with Lender or its designee, at the time of each payment of an installment of interest or principal under the Note, an additional amount sufficient to discharge the obligations of Borrower under the Note and this Mortgage as they become due. The calculation of the amount payable and of the fractional part of it to be deposited with Lender shall be made by Lender in its sole and absolute discretion. These amounts shall be held by Lender or its designee not in trust and not as agent of Borrower and shall not bear interest, and shall be applied to the payment of any of the Obligations under the Loan Documents in such order or priority as Lender shall determine. If at any time within 30 days before the due date of these obligations the amounts then on deposit shall be insufficient to pay the obligations under the Note and this Mortgage in full, Borrower shall deposit the amount of the deficiency with Lender within 10 days after Lender's demand. If the amounts deposited are in excess of the actual obligations for which they were deposited, Lender may refund any such excess, or, at its option, may hold the excess in a reserve account, not in trust and not bearing interest, and reduce proportionately the required monthly deposits for the ensuing year. Nothing in this paragraph shall be deemed to affect any right or remedy of Lender under any other provision of this Mortgage or under any statute or rule of law to pay any such amount and to add the amount so paid to the Indebtedness secured by this Mortgage. Lender shall have no obligation to pay insurance premiums or taxes except to the extent the fund established under this paragraph is sufficient to pay such premiums or taxes, to obtain insurance, or to notify Borrower of any matters relative to the insurance or taxes for which the fund is established under this paragraph.

Lender or its designee shall hold all amounts so deposited as additional security for the sums secured by this Mortgage. Lender may, in its sole and absolute discretion and without regard to the adequacy of its security under this Mortgage, apply such amounts or any portion of it to any Indebtedness secured by this Mortgage, and such application shall not be construed to cure or waive any default or notice of default under this Mortgage.

If Lender requires deposits to be made under this paragraph 9, Borrower shall deliver to Lender all tax bills, bond and assessment statements, statements for insurance premiums, and statements for any other obligations referred to above as soon as Borrower receives such documents.

If Lender sells or assigns this Mortgage, Lender shall have the right to transfer all amounts deposited under this paragraph 9 to the purchaser or assignee. After such a transfer, Lender shall be relieved and have no further liability under this Mortgage for the application of such deposits, and Borrower shall look solely to such purchaser or assignee for such application and for all responsibility relating to such deposits.

10. **Assignment of Causes of Action, Awards, and Damages**. All causes of action, and all sums due or payable to Borrower for injury or damage to the Mortgaged Property, or as damages incurred in connection with the transactions in which the Loan secured by this Mortgage was made, including, without limitation, causes of action and damages for breach of contract, fraud, concealment, construction defects, or other torts, or compensation for any conveyance in lieu of condemnation, are assigned to Lender, and all proceeds from such causes of action and all such sums shall be paid to Lender for credit against the Indebtedness secured by this Mortgage. Borrower shall notify Lender immediately on receipt by Borrower of notice that any such sums have become due or payable and, immediately on receipt of any such sums, shall promptly remit such sums to Lender.

After deducting all expenses, including Attorney Fees, incurred by Lender in recovering or collecting any sums under this paragraph 10, Lender may apply or release the balance of any funds received by it under this paragraph, or any part of such balance, as it elects. Lender, at its option, may appear in and prosecute in its own name any action or proceeding to enforce any cause of action assigned to it under this paragraph and may make any compromise or settlement in such action whatsoever. Borrower covenants that it shall execute and deliver to Lender such further assignments of any such compensation awards, damages, or causes of action as Lender may request from time to time. If Lender

Borrower Initials

fails or does not elect to prosecute any such action or proceeding and Borrower elects to do so, Borrower may conduct the action or proceeding at its own expense and risk.

11. **Defense of Mortgage; Litigation.** Borrower shall give Lender immediate written notice of any action or proceeding (including, without limitation, any judicial, whether civil, criminal, or probate, or nonjudicial proceeding to foreclose the lien of a junior or senior mortgage or deed of trust) affecting or purporting to affect the Mortgaged Property, this Mortgage, Lender's security for the performance of the Obligations and payment of the Indebtedness, or the rights or powers of Lender under the Loan Documents. Despite any other provision of this Mortgage, Borrower agrees that Lender may (but is not obligated to) commence, appear in, prosecute, defend, compromise, and settle, in Lender's or Borrower's name, and as attorney-in-fact for Borrower, and incur necessary costs and expenses, including Attorney Fees in so doing, any action or proceeding, whether a civil, criminal, or probate judicial matter, nonjudicial proceeding, arbitration, or other alternative dispute resolution procedure, reasonably necessary to preserve or protect, or affecting or purporting to affect, the Mortgaged Property, this Mortgage, Lender's security for performance of the Obligations and payment of the Indebtedness, or the rights or powers of Lender under the Loan Documents, and that if neither Lender n elects to do so, Borrower shall commence, appear in, prosecute, and defend any such action or proceeding. Borrower shall pay all costs and expenses of Lender , including costs of evidence of title and Attorney Fees, in any such action or proceeding in which Lender may appear or for which legal counsel is sought, whether by virtue of being made a party defendant or otherwise, and whether or not the interest of Lender in the Mortgaged Property is directly questioned in such action or proceeding, including, without limitation, any action for the condemnation or partition of all or any portion of the Mortgaged Property and any action brought by Lender to foreclose this Mortgage or to enforce any of its terms or provisions.

12. **Borrower's Failure to Comply With Mortgage.** If Borrower fails to make any payment or do any act required by this Mortgage, or if there is any action or proceeding (including, without limitation, any judicial or nonjudicial proceeding to foreclose the lien of a junior or senior mortgage or deed of trust) affecting or purporting to affect the Mortgaged Property, this Mortgage, Lender's security for the performance of the Obligations and payment of the Indebtedness, or the rights or powers of Lender under the Note or this Mortgage, Lender may (but is not obligated to) (a) make any such payment or do any such act in such manner and to such extent as either deems necessary to preserve or protect the Mortgaged Property, this Mortgage, or Lender's security for the performance of Borrower's Obligations and payment of the Indebtedness, or the rights or powers of Lender under the Loan Documents, Lender being authorized to enter on the Mortgaged Property for any such purpose; and (b) in exercising any such power, pay necessary expenses, retain attorneys, and pay Attorney Fees incurred in connection with such action, without notice to or demand on Borrower and without releasing Borrower from any Obligations or Indebtedness.

13. **Sums Advanced to Bear Interest and to Be Secured by Mortgage.** At Lender's request, Borrower shall immediately pay any sums advanced or paid by Lender under any provision of this Mortgage or the other Loan Documents. Until so repaid, all such sums and all other sums payable to Lender shall be added to, and become a part of, the Indebtedness secured by this Mortgage and bear interest from the date of advancement or payment by Lender at the same rate as provided in the Note, unless payment of interest at such rate would be contrary to Governmental Requirements. All sums advanced by Lender under this Mortgage or the other Loan Documents, whether or not required to be advanced by Lender under the terms of this Mortgage or the other Loan Documents, shall conclusively be deemed to be mandatory advances required to preserve and protect this Mortgage and Lender's security for the performance of the Obligations and payment of the Indebtedness, and shall be secured by this Mortgage to the same extent and with the same priority as the principal and interest payable under the Note.

14. **Inspection of Mortgaged Property.** Lender may make, or authorize other persons, including, but not limited to, appraisers and prospective purchasers at any foreclosure sale commenced by Lender, to enter on or inspect the Mortgaged Property at reasonable times and for reasonable durations. Borrower

shall permit all such entries and inspections to be made as long as Lender has given Borrower written notice of such inspection at least 24 hours before the entry and inspection.

15. Financial Statements; Estoppel Certificates.

15.1. Borrower's Financial Statements. On receipt of Lender's written request and without expense to Lender, Borrower shall furnish to Lender (a) an annual statement of the operation of the Mortgaged Property prepared and certified by Borrower, showing in reasonable detail satisfactory to Lender total Rents received and total expenses together with an annual balance sheet and profit and loss statement, within 90 days after the close of each fiscal year of Borrower, beginning with the fiscal year first ending after the date of recordation of this Mortgage; (b) within 60 days after the end of each fiscal quarter interim statements of the operation of the Mortgaged Property showing in reasonable detail satisfactory to Lender total Rents and other income and receipts received and total expenses for the previous quarter, certified by Borrower; and (c) copies of Borrower's annual state and federal income tax returns within 30 days after filing them. Borrower shall keep accurate books and records, and allow Lender, its representatives and agents, on notice, at any time during normal business hours, access to such books and records regarding acquisition, construction, and development of the Mortgaged Property, including any supporting or related vouchers or papers, shall allow Lender to make extracts or copies of any such papers, and shall furnish to Lender and its agents convenient facilities for the audit of any such statements, books, and records.

15.2. Recordkeeping. Borrower shall keep adequate records and books of account in accordance with generally accepted accounting principles and practices and shall permit Lender, by its agents, accountants, and attorneys, to examine Borrower's records and books of account and to discuss the affairs, finances, and accounts of Borrower with the officers of Borrower, at such reasonable times as Lender may request.

15.3. Guarantors' Financial Statements. Except to the extent already required by paragraph 15.1, Borrower, its controlling shareholders, and all guarantors of the Indebtedness, if any, shall deliver to Lender with reasonable promptness after the close of their respective fiscal years a balance sheet and profit and loss statement, prepared by an independent certified public accountant satisfactory to Lender, setting forth in each case, in comparative form, figures for the preceding year, which statements shall be accompanied by the unqualified opinion of such accountant as to their accuracy. Throughout the term of this Mortgage, Borrower and any guarantor shall deliver, with reasonable promptness, to Lender such other information with respect to Borrower or guarantor as Lender may from time to time request. All financial statements of Borrower or guarantor shall be prepared in accordance with generally accepted accounting principles and practices applied on a consistent basis and shall be delivered in duplicate. Documents and information submitted by Borrower to Lender are submitted confidentially, and Lender shall not disclose them to third parties and shall limit access to them to what is necessary to service the loan, accomplish the normal administrative, accounting, tax-reporting, and other necessary functions, to sell all or any part of the loan and to report such information as required to the Comptroller of the Currency, the Federal Deposit Insurance Corporation, the Internal Revenue Service, and similar entities.

15.4. Estoppel Certificates. Within 10 days after Lender's request for such information, Borrower shall execute and deliver to Lender, and to any third party designated by Lender, in recordable form, a certificate of the principal financial or accounting officer of Borrower, dated within 3 days after delivery of such statements, or the date of such request, as the case may be, reciting that the Loan Documents are unmodified and in full force and effect, or that the Loan Documents are in full force and effect as modified and specifying all modifications asserted by Borrower. Such certificate shall also recite the amount of the Indebtedness and cover other matters with respect to the Indebtedness or Obligations as Lender may reasonably require, the date(s) through which payments due on the Indebtedness have been paid and the amount(s) of any payments previously made on the Indebtedness. The certificate shall include a detailed statement of any right of setoff, counterclaim, or other defense that Borrower contends exists against the Indebtedness or the Obligations; a statement that such person knows of no Event of Default or prospective Event of Default that has occurred and is continuing, or, if any Event of Default or

prospective Event of Default has occurred and is continuing, a statement specifying the nature and period of its existence and what action Borrower has taken or proposes to take with respect to such matter; and, except as otherwise specified, a statement that Borrower has fulfilled all Obligations that are required to be fulfilled on or before the date of such certificate.

15.5. **Failure to Deliver Estoppel Certificate.** If Borrower fails to execute and deliver the certificate required by paragraph 15.4 within such 10-day period, (a) the Loan Documents shall, as to Borrower, conclusively be deemed to be either in full force and effect, without modification, or in full force and effect, modified in the manner and to the extent specified by Lender, whichever Lender reasonably and in good faith may represent; (b) the Indebtedness shall, as to Borrower, conclusively be deemed to be in the amount specified by Lender and no setoffs, counterclaims, or other defenses exist against the Indebtedness; and (c) Borrower shall conclusively be deemed to have irrevocably constituted and appointed Lender as Borrower's special attorney-in-fact to execute and deliver such certificate to any third party.

15.6. **Reliance on Estoppel Certificate.** Borrower and Lender expressly agree that any certificate executed and delivered by Borrower, or any representation in lieu of a certificate made by Lender under paragraph 15.5, may be relied on by any prospective purchaser or any prospective assignee of any interest of Lender in the Note and other Indebtedness secured by this Mortgage or in the Mortgaged Property, and by any other person, without independent investigation or examination, to verify the accuracy, reasonableness, or good faith of the recitals in the certificate or representation.

15.7. **No Waiver of Default or Rights.** Lender's exercise of any right or remedy provided by this paragraph 15 shall not constitute a waiver of, or operate to cure, any default by Borrower under this Mortgage, or preclude any other right or remedy that is otherwise available to Lender under this Mortgage or Governmental Requirements.

16. **Uniform Commercial Code Security Agreement.** This Mortgage is intended to be and shall constitute a security agreement under the Minnesota Uniform Commercial Code for any of the Personalty specified as part of the Mortgaged Property that, under Governmental Requirements, may be subject to a security interest under the Minnesota Uniform Commercial Code, and Borrower grants to Lender a security interest in those items. Borrower authorizes Lender to file financing statements in all states, counties, and other jurisdictions as Lender may elect, without Borrower's signature if permitted by law. Borrower agrees that Lender may file this Mortgage, or a copy of it, in the real estate records or other appropriate index or in the Office of the Secretary of State of the State of Minnesota and such other states as the Lender may elect, as a financing statement for any of the items specified above as part of the Mortgaged Property. Any reproduction of this Mortgage or executed duplicate original of this Mortgage, or a copy certified by a County Recorder in the State of Minnesota, or of any other security agreement or financing statement, shall be sufficient as a financing statement. In addition, Borrower agrees to execute and deliver to Lender, at Lender's request, any UCC financing statements, as well as any extensions, renewals, and amendments, and copies of this Mortgage in such form as Lender may require to perfect a security interest with respect to the Personalty. Borrower shall pay all costs of filing such financing statements and any extensions, renewals, amendments, and releases of such statements, and shall pay all reasonable costs and expenses of any record searches for financing statements that Lender may reasonably require. Without the prior written consent of Lender, Borrower shall not create or suffer to be created any other security interest in the items, including any replacements and additions.

On any Event of Default, Lender shall have the remedies of a secured party under the Minnesota Uniform Commercial Code and, at Lender's option, may also invoke the remedies in paragraph 21 of this Mortgage as to such items. In exercising any of these remedies, Lender may proceed against the items of Mortgaged Property and any items of Personalty separately or together and in any order whatsoever, without in any way affecting the availability of Lender's remedies under the Minnesota Uniform Commercial Code or of the remedies in paragraph 21 of this Mortgage.

17. **Fixture Filing.** This Mortgage constitutes a financing statement filed as a fixture filing under the Minnesota Uniform Commercial Code, as amended or recodified from time to time, covering any portion

of the Mortgaged Property that now is or later may become a fixture attached to the Mortgaged Property or to any Improvement.

18. Waiver of Statute of Limitations. Borrower waives the right to assert any statute of limitations as a defense to the Loan Documents and the Obligations secured by this Mortgage, to the fullest extent permitted by Governmental Requirements.

19. Events of Default. The term Event of Default as used in this Mortgage means the occurrence or happening, at any time and from time to time, of any one or more of the following:

19.1. Payment of Indebtedness. Borrower fails to pay any installment of interest and/or principal under the Note or any other Indebtedness due and payable whether on maturity, the date stipulated in any Loan Document, by acceleration, or otherwise.

19.2. Performance of Obligations. The failure, refusal, or neglect to perform and discharge fully and timely any of the Obligations as and when required.

19.3. Judgment. If any final judgment, order, or decree is rendered against Borrower or a guarantor and is not paid or executed on, or is not stayed by perfection of an appeal or other appropriate action, such as being bonded, or is not otherwise satisfied or disposed of to Lender's satisfaction within 30 days after entry of the judgment, order, or decree.

19.4. Voluntary Bankruptcy. If Borrower or any guarantor (a) seeks entry of an order for relief as a debtor in a proceeding under the Bankruptcy Code; (b) seeks, consents to, or does not contest the appointment of a receiver or trustee for itself or for all or any part of its property; (c) files a petition seeking relief under the bankruptcy, arrangement, reorganization, or other debtor relief laws of the United States or any state or any other competent jurisdiction; (d) makes a general assignment for the benefit of its creditors; or (e) states in writing its inability to pay its debts as they mature.

19.5. Involuntary Bankruptcy. If (a) a petition is filed against Borrower or any guarantor seeking relief under any bankruptcy, arrangement, reorganization, or other debtor relief laws of the United States or any state or other competent jurisdiction; or (b) a court of competent jurisdiction enters an order, judgment, or decree appointing, without the consent of Borrower or any guarantor, a receiver or trustee for it, or for all or any part of its property. Notwithstanding the foregoing, Borrower shall have thirty (30) days to discharge any involuntary bankruptcy.

19.6. Foreclosure of Other Liens. If the holder of any lien or security interest on the Mortgaged Property (without implying Lender's consent to the existence, placing, creating, or permitting of any lien or security interest) institutes foreclosure or other proceedings to enforce its remedies thereunder.

19.7. Sale, Lease, Encumbrance, or Other Transfer. Any sale, lease, exchange, assignment, conveyance, encumbrance (other than a Permitted Encumbrance), transfer of possession, or other disposition of all or any portion of the Land or Improvements or any of Borrower's interest in the Land or Improvement without Lender's prior written consent, or any sale, lease, exchange, assignment, conveyance, encumbrance (other than a Permitted Encumbrance), or other disposition of any portion of the Personalty, without Lender's prior written consent.

19.8. Title and Lien Priority. If Borrower's title to any or all of the Mortgaged Property or the status of this Mortgage as a first and prior lien and security interest on the Mortgaged Property is endangered in any manner, and Borrower fails to cure the same on Lender's demand.

19.9. Other Defaults. The occurrence of an Event of Default or any default, as defined or described in the other Loan Documents, or the occurrence of a default on any Indebtedness or Obligations.

19.10. Levy on Assets. A levy on any of the assets of Borrower or any guarantor.

19.11. Breach of Representations. The breach of any material representation, warranty, or covenant in this Mortgage or other Loan Documents.

19.12. Default Under Prior Mortgage, Security Instrument, or Lien. The failure to pay on a timely basis, or the occurrence of any other default under any note, mortgage, deed of trust, contract of

sale, lien, charge, encumbrance, or security interest encumbering or affecting the Mortgaged Property and having priority over the lien of this Mortgage.

19.13. **Borrower Fails to Maintain Insurance Policies as Required by Paragraph 3; Pay Any and All Taxes or Assessments as Required by Paragraph 5; or Repay Promptly to Lender Any Sums Advanced by Lender Pursuant to Paragraph 12 of this Mortgage**. Borrower's failure, refusal, or neglect to perform and discharge fully and timely any of the Obligations set forth in paragraphs 3, 5 and 12 of this Mortgage, as and when required.

19.14. **Special Purpose Entity**. Any action by Borrower to:

(a) dissolve, terminate, or materially amend the terms of its certificate of incorporation, articles of organization, operating agreement, or partnership agreement, as applicable;

(b) enter into any transaction to merge, consolidate, liquidate or dissolve (or suffer any liquidation or dissolution), or acquire by purchase or otherwise all or substantially all the business or assets of, or any stock or other evidence of beneficial ownership of, any Person;

(c) guarantee, indemnify, or otherwise become liable on or in connection with any obligation of any other Person;

(d) at any time own any encumbered asset other than (i) the Mortgaged Property and (ii) incidental personal property necessary for the operation of the Mortgaged Property;

(e) at any time be engaged directly or indirectly in any business other than the ownership, management, and operation of the Mortgaged Property;

(f) enter into any contract or agreement with any general partner, principal, member or affiliate of Borrower, or any affiliate of the general partner or member of Borrower except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arm's-length basis with third parties other than an affiliate;

(g) incur, create, or assume any indebtedness, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than (i) this loan and (ii) indebtedness that represents trade payables or accrued expenses incurred in the ordinary course of business of owning and operating the Mortgaged Property. No other debt may be secured (senior, subordinate, or pari passu) by the Mortgaged Property;

(h) make any loans or advances to any third party (including any affiliate);

(i) become insolvent or fail to pay its debt from its assets as the same shall become due;

(j) fail to do all things necessary to preserve its existence as a Special-Purpose Entity, nor shall Borrower, any partner, limited or general, member or shareholder thereof, amend, modify or otherwise change its partnership certificate, partnership agreement, articles of organization, operating agreement, articles of incorporation, or by laws in a manner which adversely affects Borrower's existence as a Special-Purpose Entity;

(k) fail to conduct and operate its business as presently conducted and operated;

(l) fail to maintain books, records, and bank accounts separate from those of its affiliates including its members or general partners, as applicable;

(m) fail to, at all times, hold itself out to the public as a legal entity separate and distinct from any other entity (including any affiliate thereof, including the general partner or any member of Borrower or any affiliate of the general partner or any member of affiliate, as applicable);

(n) fail to file its own tax returns;

(o) fail to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;

(p) seek the dissolution or winding up, in whole or in part, of Borrower;

(q) commingle the funds and other assets of Borrower with those of any general partner, member, affiliate, or other Person;

(r) fail to maintain its assets in such a manner that it is not costly or difficult to segregate, ascertain, or identify its individual assets from those of any affiliate or any other Person; and

(s) hold itself out to be responsible for the debts or obligations of any other Person.

19.15 Subordination of Operating Expense. The failure of Borrower to obtain the subordination of Operating Expense as defined as "Administrative – Property" in the amount of $82,116.00 in that certain property agreement.

20. Acceleration on Transfer or Encumbrance.

20.1. Acceleration on Transfer or Encumbrance of Mortgaged Property. If Borrower sells, contracts to sell, gives an option to purchase, conveys, leases with an option to purchase, encumbers, or alienates the Mortgaged Property, or any interest in it, or suffers its title to, or any interest in, the Mortgaged Property to be divested, whether voluntarily or involuntarily; or if there is a sale or transfer of beneficial interests in Borrower equal to 25 percent or more of the beneficial ownership interests of Borrower outstanding at the date of this Mortgage; or if Borrower changes or permits to be changed the character or use of the Mortgaged Property, or drills or extracts or enters into any lease for the drilling or extracting of oil, gas, or other hydrocarbon substances or any mineral of any kind or character on the Mortgaged Property; or if title to such Mortgaged Property becomes subject to any lien or charge, voluntary or involuntary, contractual or statutory, without Lender's prior written consent, then Lender, at Lender's option, may, without prior notice, declare all sums secured by this Mortgage, regardless of their stated due date(s), immediately due and payable and may exercise all rights and remedies in this Mortgage, including those in paragraph 21.

20.2. Replacement Personalty. Despite the provisions of paragraph 20.1, Borrower may from time to time replace Personalty constituting a part of the Mortgaged Property, as long as (a) the replacements for such Personalty are of equivalent value and quality; (b) Borrower has good and clear title to such replacement Personalty free and clear of any and all liens, encumbrances, security interests, ownership interests, claims of title (contingent or otherwise), or charges of any kind, or the rights of any conditional sellers, vendors, or any other third parties in or to such replacement Personalty have been expressly subordinated to the lien of the Mortgage in a manner satisfactory to Lender and at no cost to Lender; and (c) at Lender's option, Borrower provides at no cost to Lender satisfactory evidence that the Mortgage constitutes a valid and subsisting lien on and security interest in such replacement Personalty of the same priority as this Mortgage has on the Mortgaged Property and is not subject to being subordinated or its priority affected under any Governmental Requirements.

20.3. Permitted Encumbrances. Borrower will not create, incur, assume or permit to exist any mortgage, pledge, encumbrance or other lien or levy upon or security in any of the Borrower's property now owned or hereafter acquired, except (i) taxes and assessments which are either not delinquent or which are being contested in good faith with adequate reserves provided; (ii) easements, restrictions and minor title irregularities which do not, as a practical matter, have an adverse effect upon the ownership and use of the affected property; (iii) liens in favor of Lender and its affiliates; and (iv) other liens disclosed in writing to the Lender prior to the date hereof.

21. Acceleration; Remedies. At any time during the existence of an Event of Default, Lender, at Lender's option, may declare the Indebtedness to be immediately due and payable without further demand, and Lender may (and is hereby authorized and empowered to) foreclose this Mortgage by action (in which case Borrower shall remain liable for any deficiency) or advertisement, pursuant to the statutes of the State of Minnesota in such case made and provided, power being expressly granted to sell the Mortgaged Property at public auction and convey the same to the purchaser in fee simple in one parcel or separate lots and parcels, as Lender, in its sole and absolute discretion may elect, the Mortgaged Property being a single tract for the purposes of Minn. Stat. §580.08. In the event of any sale of the Mortgaged Property pursuant to any judgment or decree of any court or at public auction or otherwise in connection with the enforcement to any of the terms of this Mortgage, Lender, its successors or assigns, may become the purchaser, and for the purpose of making settlement for or payment of the purchase price, shall be entitled to deliver over and use the Obligations and any claims for interest accrued and unpaid thereon, together with all other sums, with interest, advanced or secured hereby and unpaid hereunder, in order that there may be credited as paid on the purchase price the total amount of the Obligations then due (or any portion

thereof which Lender may elect), including principal and interest on the Obligations and all other sums, with interest, advanced or secured hereby and unpaid hereunder or under any of the other Loan Documents, with the balance, if any, to be paid to the persons entitled thereto by law, and Lender may exercise any other remedies permitted by applicable law or provided in this Mortgage or in any other Loan Document. Borrower acknowledges that the power of sale granted in this Mortgage may be exercised by Lender without prior judicial hearing. Lender will be entitled to collect all costs and expenses incurred in connection with any Event of Default, including Attorneys' Fees and Costs, costs of documentary evidence, abstracts and title reports.

22. **Obligation to Notify Lender of Bankruptcy, Insolvency, Transfer, or Encumbrance.** Borrower shall notify Lender in writing, at or before the time of the occurrence of any event described in paragraphs 19 and 20 of this Mortgage, of such event and shall promptly furnish Lender with any and all information on such event that Lender may request.

23. **Waiver of Marshaling.** Despite the existence of interests in the Mortgaged Property other than that created by this Mortgage, and despite any other provision of this Mortgage, if Borrower defaults in paying the Indebtedness or in performing any Obligations, Lender shall have the right, in Lender's sole and absolute discretion, to establish the order in which the Mortgaged Property will be subjected to the remedies provided in this Mortgage and to establish the order in which all or any part of the Indebtedness secured by this Mortgage is satisfied from the proceeds realized on the exercise of the remedies provided in this Mortgage. Borrower and any person who now has or later acquires any interest in the Mortgaged Property with actual or constructive notice of this Mortgage waives any and all rights to require a marshaling of assets in connection with the exercise of any of the remedies provided in this Mortgage or otherwise provided by Governmental Requirements.

24. **Environmental Matters.**

24.1. **Borrower's Representations and Warranties.** Borrower represents and warrants to Lender that:

24.1.1. The Mortgaged Property and Borrower are not in violation of any Environmental Laws or subject to any existing, pending, or threatened investigation by any Governmental Authority under any Environmental Laws.

24.1.2. Borrower has not obtained and is not required by any Environmental Laws to obtain any permits or licenses to construct or use the Mortgaged Property or the Improvements.

24.1.3. Borrower has conducted an appropriate inquiry into previous uses and ownership of the Mortgaged Property, and after such inquiry determined that no Hazardous Substance has been disposed of, transported, or released on or at the Mortgaged Property.

24.1.4. No part of the Mortgaged Property is being used or, to the knowledge of Borrower, has been used at any previous time, for the disposal, storage, treatment, processing, transporting, or other handling of Hazardous Substances, nor is any part of the Mortgaged Property affected by any Hazardous Substance contamination.

24.1.5. To the best of Borrower's knowledge and belief, no real property adjoining the Mortgaged Property is being used, or has ever been used at any previous time, for the disposal, storage, treatment, processing, or other handling of Hazardous Substances, nor is any other real property adjoining the Mortgaged Property affected by Hazardous Substances contamination.

24.1.6. No investigation, administrative order, consent order or agreement, litigation, or settlement with respect to Hazardous Substances or Hazardous Substances contamination is proposed, threatened, anticipated, or in existence regarding the Mortgaged Property. The Mortgaged Property is not currently on, and to Borrower's knowledge, after diligent investigation and inquiry, has never been on, any federal or state "Superfund" or "Superlien" list.

24.1.7. Neither Borrower nor, to the best of Borrower's knowledge and belief, any tenant of any portion of the Mortgaged Property has received any notice from any Governmental Authority regarding any violation of any Environmental Laws.

24.1.8. The use that Borrower makes and intends to make of the Mortgaged Property shall not result in the disposal or release of any Hazardous Substances on, in, or to the Mortgaged Property.

24.1.9. Borrower shall not cause any violation of any Environmental Laws, nor permit any tenant of any portion of the Mortgaged Property to cause such a violation, nor permit any environmental liens to be placed on any portion of the Mortgaged Property.

24.1.10. Neither Borrower nor any third party shall use, generate, manufacture, store, release, discharge, or dispose of any Hazardous Substance on, under, or about the Mortgaged Property, or transport any Hazardous Substance to or from the Mortgaged Property.

24.2. Survival of Representations and Warranties. The foregoing representations and warranties shall be continuing and shall be true and correct for the period from the date of this instrument to the release of this Mortgage (whether by payment of the Indebtedness secured by this Mortgage or foreclosure or action in lieu of foreclosure), and these representations and warranties shall survive such release.

24.3. Notice to Lender. Borrower shall give prompt written notice to Lender of:

24.3.1. Any proceeding or inquiry by any Governmental Authority (including, without limitation, the Minnesota Department of Health or the Minnesota Pollution Control Agency) regarding the presence or threatened presence of any Hazardous Substance on the Mortgaged Property;

24.3.2. All claims made or threatened by any third party against Borrower or the Mortgaged Property relating to any loss or injury resulting from any Hazardous Substance;

24.3.3. Borrower's discovery of any occurrence or condition on any real property adjoining or in the vicinity of the Mortgaged Property that could cause it or any part of it to be subject to any restrictions on the ownership, occupancy, transferability, or use of the Mortgaged Property under any Environmental Laws.

24.4. Lender's Right to Join Legal Actions. Lender shall have the right, at its option, but at Borrower's sole cost and expense, to join and participate in, as a party if it so elects, any legal proceedings or actions initiated by or against Borrower or the Mortgaged Property in connection with any Environmental Laws.

24.5. Borrower's Indemnity. Borrower shall indemnify, defend, and hold harmless Lender, its directors, officers, employees, agents, successors, and assigns from and against any loss, damage, cost, expense, or liability directly or indirectly arising from or attributable to the use, generation, manufacture, production, storage, release, threatened release, discharge, disposal, or presence of a Hazardous Substance on, under, or about the Mortgaged Property, or any order, consent decree, or settlement relating to the cleanup of a Hazardous Substance, or any claims of loss, damage, liability, expense, or injury relating to or arising from, directly or indirectly, any disclosure by Lender to anyone of information, whether true or not, relative to a Hazardous Substance or Environmental Law violation, including, without limitation, Attorney Fees. This indemnity shall survive the release of this Mortgage (whether by payment of the Indebtedness secured by this Mortgage or foreclosure or action in lieu of foreclosure).

25. Interest Upon Redemption. In the event the Mortgaged Property is redeemed in accordance with applicable law, Lender will be entitled to collect from the redeeming party, at the time of redemption, interest during the redemption period at the maximum amount and rate permitted by Minnesota law, together with all other amounts permitted to be collected under applicable law.

26. Definition of Indebtedness. Except for principal of, and interest on, the Note, the term "Indebtedness," as defined in Section 1.12, does not include any amount which is not exempt from the mortgage registry tax pursuant to Minnesota Statutes § 287.05, Subd. 4, or otherwise, and does not include accrued interest which, in accordance with the Note, is added to and becomes a part of the unpaid principal balance.

27. Release. Upon payment of all sums secured by this Mortgage, Lender shall release this Mortgage. Borrower shall pay any recordation costs. Borrower shall pay Lender's reasonable costs incurred in discharging this Mortgage.

28. Financing Statement. As provided in Section 16, this Mortgage constitutes a financing statement with respect to any part of the Mortgaged Property which is or may become a Fixture and for the purposes of such financing statement: (i) Borrower shall be deemed the "Debtor" with the address set forth in the first paragraph on page 1, (ii) Lender shall be deemed the "Secured Party" with the address set forth in the first paragraph on page 1, (iii) this document covers goods which are or are to become Fixtures; (iv) the name of the record owner of the Land is the Debtor, and (v) the taxpayer identification number of the Debtor is 46-4247170. If notice to Borrower of intended disposition of such Fixtures is required by law in a particular instance, such notice shall be deemed commercially reasonable if given to Borrower at least ten (10) calendar days before the date of intended disposition. Borrower shall pay on demand all costs and expenses incurred by Lender in exercising such rights and remedies, including attorneys' fees and legal expenses.

29. No Waiver by Lender. No waiver by Lender of any right or remedy provided by the Loan Documents or Governmental Requirements shall be effective unless such waiver is in writing and signed by two authorized officers of Lender. Waiver by Lender of any right or remedy granted to Lender under the Loan Documents or Governmental Requirements as to any transaction or occurrence shall not be deemed a waiver of any future transaction or occurrence. The acceptance of payment of any sum secured by this Mortgage after its due date, or the payment by Lender of any Indebtedness or the performance by Lender of any Obligations of Borrower under the Loan Documents, on Borrower's failure to do so, or the addition of any payment so made by Lender to the Indebtedness secured by this Mortgage, or the exercise of Lender's right to enter the Mortgaged Property and receive and collect the Rents from it, or the assertion by Lender of any other right or remedy under the Loan Documents, shall not constitute a waiver of Lender's right to require prompt performance of all other Obligations of Borrower under the Loan Documents and payment of the Indebtedness, or to exercise any other right or remedy under the Loan Documents for any failure by Borrower to timely and fully pay the Indebtedness and perform its Obligations under the Loan Documents. Lender may waive any right or remedy under the Loan Documents or Governmental Requirements without notice to or consent from Borrower, any guarantor of the Indebtedness and of Borrower's Obligations under the Loan Documents, or any holder or claimant of a lien or other interest in the Mortgaged Property that is junior to the lien of this Mortgage, and without incurring liability to Borrower or any other person by so doing.

30. Consents and Modifications; Borrower and Lien Not Released. Despite Borrower's default in the payment of any Indebtedness secured by this Mortgage or in the performance of any Obligations under this Mortgage or Borrower's breach of any obligation, covenant, or agreement in the Loan Documents, Lender, at Lender's option, without notice to or consent from Borrower, any guarantor of the Indebtedness and of Borrower's Obligations under the Loan Documents, or any holder or claimant of a lien or interest in the Mortgaged Property that is junior to the lien of this Mortgage, and without incurring liability to Borrower or any other person by so doing, may from time to time (a) extend the time for payment of all or any portion of Borrower's Indebtedness under the Loan Documents; (b) accept a renewal note or notes, or release any person from liability, for all or any portion of such Indebtedness; (c) agree with Borrower to modify the terms and conditions of payment under the Loan Documents; (d) reduce the amount of the monthly installments due under paragraph 9 of this Mortgage; (e) reconvey or release other or additional security for the repayment of Borrower's Indebtedness under the Loan Documents; (f) approve the preparation or filing of any map or plat with respect to the Mortgaged Property; (g) enter into any extension or subordination agreement affecting the Mortgaged Property or the lien of this Mortgage; and (h) agree with Borrower to modify the term, the rate of interest, or the period of amortization of the Note or alter the amount of the monthly installments payable under the Note. No action taken by Lender under this paragraph shall be effective unless it is in writing, subscribed by Lender, and, except as expressly stated in such writing, no such action will impair or affect (i) Borrower's obligation to pay the Indebtedness secured by this Mortgage and to observe all Obligations of Borrower contained in the Loan Documents; (ii) the guaranty of any Person of the payment of the Indebtedness secured by this Mortgage; or (iii) the lien or priority of the lien of this Mortgage. At Lender's request,

Borrower shall promptly pay Lender a reasonable service charge, together with all insurance premiums and Attorney Fees as Lender may have advanced, for any action taken by Lender under this paragraph.

Whenever Lender's consent or approval is specified as a condition of any provision of this Mortgage, such consent or approval shall not be effective unless such consent or approval is in writing, signed by two authorized officers of Lender.

31. **Waiver of Right of Offset.** No portion of the Indebtedness secured by this Mortgage shall be or be deemed to be offset or compensated by all or any part of any claim, cause of action, counterclaim, or cross-claim, whether liquidated or unliquidated, that Borrower may have or claim to have against Lender.

32. **Future Advances.** On request by Borrower, Lender, at Lender's option, may make future advances to Borrower. All such future advances, with interest, shall be added to and become a part of the Indebtedness secured by this Mortgage when evidenced by promissory notes reciting that such note(s) are secured by this Mortgage.

32.1 **Effect of Indeterminate Amount.**

(i) To the extent that this Mortgage secures future advances, the amount of such advances is not currently known. The acceptance of this Mortgage by Lender, however, constitutes an acknowledgment that Lender is aware of the provisions of Minnesota Statutes Section 287.05, Subd. 5, and intends to comply with the requirements contained in this Mortgage.

(ii) The maximum principal amount of indebtedness secured by this Mortgage at any one time, excluding any amounts constituting an "indeterminate amount" under Minnesota Statutes Section 287.05, Subd. 4 and 5, will be the amount set forth in Section 1.20 of this Mortgage.

(iii) The representations contained in this Section are made solely for the benefit of county recording authorities in determining the mortgage registry tax payable as a prerequisite to the recording of this Mortgage. Borrower acknowledges that such representations do not constitute or imply an agreement by Lender to make any future advances to Borrower.

33. **Prepayment.** If the Note secured by this Mortgage provides for a fee or charge as consideration for the acceptance of prepayment of principal, Borrower agrees to pay said fee or charge if the Indebtedness or any part of it shall be paid, whether voluntarily or involuntarily, before the due date stated in the Note, even if Borrower has defaulted in payment or in the performance of any agreement under this Mortgage and Lender, for that reason or by reason of paragraphs 20 and 21 of this Mortgage, shall have declared all sums secured by this Mortgage immediately due and payable.

34. **Additional Borrower Representations.** To induce Lender to enter into this Mortgage, the Note, and the other Loan Documents and to make the Loan, Borrower makes the following representations and warranties, which are deemed made as of both the date and the recordation of this Mortgage:

34.1. **Capacity.** Borrower and the individuals executing Loan Documents on Borrower's behalf have the full power, authority, and legal right to execute and deliver, and to perform and observe the provisions of this Mortgage, the Note, the other Loan Documents, and any other document, agreement, certificate, or instrument executed in connection with the Loan, and to carry out the contemplated transactions.

34.2. **Authority and Enforceability.** Borrower's execution, delivery, and performance of this Mortgage, the Note, the other Loan Documents, and any other document, agreement, certificate, or instrument executed in connection with the Loan have been duly authorized by all necessary corporate or other business entity action and do not and shall not require any registration with, consent, or approval of, notice to, or any action by any Person or Governmental Authority. Borrower has obtained or will obtain on or before the recordation of this Mortgage all necessary Governmental Authority and other approvals necessary for Borrower to comply with the Loan Documents. This Mortgage, the Note, and the other Loan Documents executed in connection with the Loan, when executed and delivered by Borrower, shall constitute the legal, valid, binding, and joint and several obligations of Borrower enforceable in accordance with their respective terms.

34.3. **Compliance With Other Instruments.** The execution and delivery of this Mortgage and the other Loan Documents, and compliance with their respective terms, and the issuance of the Note

and other Loan Documents as contemplated in this Mortgage, shall not result in a breach of any of the terms or conditions of, or result in the imposition of, any lien, charge, or encumbrance (except as created by this Mortgage and the other Loan Documents) on any properties of Borrower, or constitute a default (with due notice or lapse of time or both) or result in an occurrence of an event for which any holder or holders of indebtedness may declare the same due and payable under, any indenture, agreement, order, judgment, or instrument to which Borrower is a party or by which Borrower or its properties may be bound or affected.

34.4. Compliance With Law. The execution and delivery of this Mortgage, the Note, and the other Loan Documents, or any other document, agreement, certificate, or instrument to which Borrower is bound in connection with the Loan, do not conflict with, result in a breach or default under, or create any lien or charge under any provision of any Governmental Requirements to which it is subject and shall not violate any of the Governmental Requirements.

34.5. Material Adverse Events. Since the date of the financial statements delivered to Lender before recordation of this Mortgage, neither the condition (financial or otherwise) nor the business of Borrower and the Mortgaged Property have been materially adversely affected in any way.

34.6. Litigation. There are no actions, suits, investigations, or proceedings pending or, to Borrower's knowledge after due inquiry and investigation, threatened against or affecting Borrower at law or in equity, before or by any Person or Governmental Authority, that, if adversely determined, would have a material adverse effect on the business, properties, or condition (financial or otherwise) of Borrower or on the validity or enforceability of this Mortgage, any of the other Loan Documents, or the ability of Borrower to perform under any of the Loan Documents.

34.7. No Untrue Statements. All statements, representations, and warranties made by Borrower in this Mortgage or any other Loan Document and any other agreement, document, certificate, or instrument previously furnished or to be furnished by Borrower to Lender under the Loan Documents (a) are and shall be true, correct, and complete in all material respects at the time they were made and on and as of the recordation of this Mortgage, (b) do not and shall not contain any untrue statement of a material fact, and (c) do not and shall not omit to state a material fact necessary to make the information in them neither misleading nor incomplete. Borrower understands that all such statements, representations, and warranties shall be deemed to have been relied on by Lender as a material inducement to make the Loan.

34.8. Policies of Insurance. Each copy of the insurance policies relating to the Mortgaged Property delivered to Lender by Borrower (a) is a true, correct, and complete copy of the respective original policy in effect on the date of this Mortgage, and no amendments or modifications of said documents or instruments not included in such copies have been made, except as stated in this paragraph 34.8 and (b) has not been terminated and is in full force and effect. Borrower is not in default in the observance or performance of its material obligations under said documents or instruments and Borrower has done all things required to be done as of the date of this Mortgage to keep unimpaired its rights thereunder.

34.9. Financial Statements. All financial statements furnished to Lender are true and correct in all material respects, are prepared in accordance with generally accepted accounting principles, and do not omit any material fact the omission of which makes such statement or statements misleading. There are no facts that have not been disclosed to Lender by Borrower in writing that materially or adversely affect or could potentially in the future affect the Mortgaged Property or the business prospects, profits, or condition (financial or otherwise) of Borrower or any guarantor or Borrower's abilities to perform the Obligations and pay the Indebtedness.

34.10. Water Rights. (a) Borrower is the sole owner of record of the Water Rights; (b) the Water Rights are appurtenant to the Mortgaged Property and are free and clear of all liens and encumbrances except as set forth in the title report described in paragraph 1.22; (c) the Water Rights are sufficient to satisfy all water requirements of the development of the Mortgaged Property as presently contemplated; (d) the Water Rights include all water rights appurtenant to the Mortgaged Property; (e)

Borrower has received a water service commitment from the applicable local water district, guaranteeing water service for the Mortgaged Property in an amount necessary to satisfy the requirements for such property in its currently contemplated final state of development; and (f) on recordation of this Mortgage with the county recorder, Lender shall have a valid, first priority, perfected security interest in the Water Rights.

34.11. Taxes. Borrower has filed or caused to be filed all tax returns that are required to be filed by Borrower under the Governmental Requirements of each Governmental Authority with taxing power over Borrower, and Borrower has paid, or made provision for the payment of, all taxes, assessments, fees, and other governmental charges that have or may have become due under said returns, or otherwise, or under any assessment received by Borrower except that such taxes, if any, as are being contested in good faith and as to which adequate reserves (determined in accordance with generally accepted accounting principles) have been provided.

34.12. Leases. If the Mortgaged Property includes a leasehold estate, Borrower has not and shall not surrender, terminate, cancel, waive, accept waiver, change, supplement, grant subleases of, alter, surrender, or amend, and shall comply with all terms, covenants, and conditions in the Leasehold.

34.13. Further Acts. Borrower shall, at its sole cost and expense, and without expense to Lender, do, execute, acknowledge, and deliver all and every such further acts, deeds, conveyances, deeds of trust, mortgages, assignments, notices of assignments, transfers, and assurances as Lender shall from time to time require, for the purpose of better assuring, conveying, assigning, transferring, pledging, mortgaging, warranting, and confirming to Lender the Mortgaged Property and rights, and as to Lender the security interest as to the Personalty, conveyed or assigned by this Mortgage or intended now or later so to be, or for carrying out the intention or facilitating the performance of the terms of this Mortgage, or for filing, registering, or recording this Mortgage and, on demand, shall execute and deliver, and authorizes Lender to execute in the name of Borrower, to the extent it may lawfully do so, one or more financing statements, chattel mortgages, or comparable Mortgages, to evidence more effectively the lien of this Mortgage on the Mortgaged Property.

34.14. Filing Fees. Borrower shall pay all filing, registration, or recording fees, all Governmental Authority stamp taxes and other fees, taxes, duties, imposts, assessments, and all other charges incident to, arising from, or in connection with the preparation, execution, delivery, and enforcement of the Note, this Mortgage, the other Loan Documents, any supplemental deed of trust or mortgage, or any instrument of further assurance.

34.15. Entity Compliance. As long as it is the owner of the Mortgaged Property, Borrower, if a corporation, limited liability company, or partnership, shall do all things necessary to preserve and keep in full force and effect its existence, franchises, rights, and privileges as such entity under the laws of the state of its incorporation or formation, and shall comply with all Governmental Requirements of any Governmental Authority applicable to Borrower or to the Mortgaged Property or any part of it.

34.16 Use of Proceeds; Margin Stock; Speculation. Funds advanced to Borrower by Lender will be used exclusively by Borrower for the purposes represented to Lender. Borrower will not, without the prior written consent of Lender, redeem, purchase or retire any of the capital stock or declare or pay any dividends, or make any other payments or distributions of a similar type or nature, including withdrawal distributions. Borrower will not use any of the loan proceeds to purchase or carry "margin" stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System). No part of any of the loan proceeds will be used for speculative investment purposes, including, without limitation, speculating or hedging in commodities and/or futures market.

35. Governing Law. This instrument shall be deemed to have been made in the State of Minnesota and the validity of this Mortgage and its construction, interpretation, and enforcement, and the parties' rights under such document and concerning the Mortgaged Property, shall be decided under, governed by, and construed in accordance with the laws of the State of Minnesota.

Notwithstanding the foregoing, all remaining loan documents other than this Mortgage shall be governed in accordance with laws of the State of California. The parties agree that all actions or

proceedings arising in connection with this Mortgage and the other Loan Documents shall be tried and litigated only in Orange County, California, either in Orange County Superior Court, or in the United States District Court located in said county or in the county where Borrower or the Property is located, at Lender's sole discretion, but Lender may enforce an Order, judgment, decree or directive form such legal proceedings in any jurisdiction. Borrower waives any right Borrower may have to assert the doctrine of forum non conveniens or to object to such venue.

36. **Taxation of Mortgage.** In the event of the enactment of any law deducting from the value of the Mortgaged Property any mortgage lien on it, or imposing on Lender the payment of all or part of the taxes, charges, or assessments previously paid by Borrower under this Mortgage, or changing the law relating to the taxation of mortgages, debts secured by mortgages, or Lender's interest in the Mortgaged Property so as to impose new incidents of tax on Lender, then Borrower shall pay such taxes or assessments or shall reimburse Lender for them; provided, however, that if in the opinion of Lender's counsel such payment cannot lawfully be made by Borrower, then Lender may, at Lender's option, declare all sums secured by this Mortgage to be immediately due and payable without notice to Borrower. Lender may invoke any remedies permitted by this Mortgage.

37. **Mechanics' Liens.** Borrower shall pay from time to time when due, all lawful claims and demands of mechanics, materialmen, laborers, and others that, if unpaid, might result in, or permit the creation of, a lien on the Mortgaged Property or any part of it, or on the Rents arising therefrom, and in general shall do or cause to be done everything necessary so that the lien and security interest of this Mortgage shall be fully preserved, at Borrower's expense, without expense to Lender; provided, however, that if Governmental Requirements empower Borrower to discharge of record any mechanics', laborer's, materialman's, or other lien against the Mortgaged Property by the posting of a bond or other security, Borrower shall not have to make such payment if Borrower posts such bond or other security on the earlier of (a) 10 days after the filing or recording of same or (b) within the time prescribed by law, so as not to place the Mortgaged Property in jeopardy of a lien or forfeiture.

38. **Brokerage.** Borrower represents and warrants to Lender that Borrower has not dealt with any Person who is or may be entitled to any finder's fee, brokerage commission, loan commission, or other sum in connection with the execution of this Mortgage, the consummation of the transactions contemplated by this Mortgage, or the making of the Loan secured by this Mortgage by Lender to Borrower, and Borrower indemnifies and agrees to hold Lender harmless from and against any and all loss, liability, or expense, including court costs and Attorney Fees, that Lender may suffer or sustain if such warranty or representation proves inaccurate in whole or in part.

39. **Liability for Acts or Omissions.** Lender shall not be liable or responsible for its acts or omissions under this Mortgage, except for Lender's own gross negligence or willful misconduct, or be liable or responsible for any acts or omissions of any agent, attorney, or employee of Lender, if selected with reasonable care.

40. **Notices.** Except for any notice required by Governmental Requirements to be given in another manner, (a) all notices required or permitted by the Loan Documents shall be in writing; (b) each notice shall be sent (i) for personal delivery by a delivery service that provides a record of the date of delivery, the individual to whom delivery was made, and the address where delivery was made; (ii) by certified United States mail, postage prepaid, return receipt requested; or (iii) by nationally recognized overnight delivery service, marked for next-business-day delivery; and (c) all notices shall be addressed to the appropriate party at its address as follows or such other addresses as may be designated by notice given in compliance with this provision:

Lender:	MCREIF SubREIT, LLC At the address provided above
Borrower:	Talon Bren Road, LLC At the address provided above

_____ Borrower Initials

Notices will be deemed effective on the earliest of (a) actual receipt; (b) rejection of delivery; or (c) if sent by certified mail, the third day on which regular United States mail delivery service is provided after the day of mailing or, if sent by overnight delivery service, on the next day on which such service makes next-business-day deliveries after the day of sending.

To the extent permitted by Governmental Requirements, if there is more than one Borrower, notice to any Borrower shall constitute notice to all Borrowers. For notice purposes, Borrower agrees to keep Lender informed at all times of Borrower's current address(es).

41. **Statement of Obligations**. Except as otherwise provided by Governmental Requirements, at Lender's request, Borrower shall promptly pay to Lender such fee as may then be provided by law as the maximum charge for each statement of obligations, Lender's statement, Lender's demand, payoff statement, or other statement on the condition of, or balance owed, under the Note or secured by this Mortgage.

42. **Application of Payments**. Except as otherwise expressly provided by Governmental Requirements or any other provision of this Mortgage, all payments received by Lender from Borrower under the Loan Documents shall be applied by Lender in the following order: (a) costs, fees, charges, and advances paid or incurred by Lender or payable to Lender and interest under any provision of this Note or the Mortgage, in such order as Lender, in its sole and absolute discretion, elects, (b) interest payable under the Note, and (c) principal under the Note.

43. **Remedies Are Cumulative**. Each remedy in this Mortgage is separate and distinct and is cumulative to all other rights and remedies provided by this Mortgage or by Governmental Requirements, and each may be exercised concurrently, independently, or successively, in any order whatsoever.

44. **Obligations of Borrower Joint and Several**. If more than one Person is named as Borrower, each obligation of Borrower under this Mortgage shall be the joint and several obligations of each such Person.

45. **Severability**. If any provision of the Loan Documents, or the application of them to the circumstances, is held void, invalid, or unenforceable by a court of competent jurisdiction, the Loan Documents, and the applications of such provision to other parties or circumstances, shall not be affected thereby, the provisions of the Loan Documents being severable in any such instance.

46. **Delegation of Authority**. Whenever this Mortgage provides that Borrower authorizes and appoints Lender as Borrower's attorney-in-fact to perform any act for or on behalf of Borrower or in the name, place, and stead of Borrower, Borrower expressly understands and agrees that this authority shall be deemed a power coupled with an interest and such power shall be irrevocable.

47. **General Provisions**.

47.1. **Successors and Assigns**. Subject to paragraphs 19 and 20 of this Mortgage, this Mortgage applies to, inures to the benefit of, and binds, the respective heirs, legatees, devisees, administrators, executors, successors, and assigns of each party to this Mortgage.

47.2. **Meaning of Certain Terms**. As used in this Mortgage and unless the context otherwise provides, the words "herein," "hereunder" and "hereof" mean and include this Mortgage as a whole, rather than any particular provision of it.

47.3. **Authorized Agents**. In exercising any right or remedy, or taking any action provided in this Mortgage, Lender may act through its employees, agents, or independent contractors, as Lender expressly authorizes.

47.4. **Gender and Number**. Wherever the context so requires in this Mortgage, the masculine gender includes the feminine and neuter, the singular number includes the plural, and vice versa.

47.5. **Captions**. Captions and paragraph headings used in this Mortgage are for convenience of reference only, are not a part of this Mortgage, and shall not be used in construing it.

47.6. **Time Is of the Essence**. As a material inducement and consideration to the parties entering into this Mortgage, and but for this provision the parties would not enter into this Mortgage, the parties agree that the performance in a timely manner of each deadline set forth in this Mortgage before

its expiration is of crucial importance to the parties. Failure by a party to timely perform an obligation before the deadline set forth in this Mortgage (no matter for what reason, nor how soon thereafter it may have been performed, nor the lack of prejudice to the other party as the result of such nonperformance) shall result in a default by the nonperforming party or the failure of a condition, as appropriate. The parties expressly waive any equitable relief with respect to a missed deadline.

48. Leasehold Provisions.

48.1. Leasehold Estate. If the security for this Mortgage is a leasehold estate demised by a lease (the "Leasehold"), this Mortgage shall be a lien on all present and future right, title, estate, and interest of Borrower in the Mortgaged Property and Improvements covered by the Leasehold and on all Mortgaged Property interests acquired by Borrower as a result of the exercise of any option in the Leasehold or as amended, in the same manner and to the same extent as if the Mortgaged Property encompassed in the Leasehold and option agreements had been held in fee by Borrower at the time of the execution of this Mortgage, and Borrower agrees not to amend, change, or modify its leasehold interest, or any of its terms, or to exercise any option to purchase, or agree to do so, without having obtained Lender's prior written consent. In a violation of this provision, Lender may, at its option, declare all sums secured by this Mortgage immediately due and payable. Consent to any amendment, change, or modification, or a waiver of the right to require such consent in one instance, shall not be a waiver of the right to require such consent at a subsequent time. The term "Mortgaged Property" as used in this Mortgage means such leasehold estate or any other present or future interest of Borrower in the Mortgaged Property whenever the context requires.

48.2. Compliance With Leasehold. In the event that the security for this Mortgage is a leasehold estate, Borrower covenants and agrees as follows: (a) to promptly and faithfully observe, perform, and comply with all Leasehold terms, covenants, and provisions on its part to be observed, performed, and complied with, at the times set forth in the Leasehold; (b) not to do, permit, suffer, or refrain from doing anything, as a result of which, there would be a default under or breach of any of the terms of the Leasehold; (c) not to cancel, surrender, modify, amend, or in any way alter or permit the alteration of any of the terms of the Leasehold; (d) to give Lender immediate notice of any default by anyone under the Leasehold and to promptly deliver to Lender copies of each notice of default and all other notices, communications, plans, specifications, and other similar instruments received or delivered by Borrower in this connection; (e) to furnish to Lender such information and evidence as Lender may reasonably require for Borrower's due observance, performance, and compliance with the Leasehold terms, covenants, and provisions; (f) that any default of the tenant under the Leasehold shall constitute an Event of Default under this Mortgage; and (g) to give immediate written notice to Lender of the commencement of any remedial proceedings under the Leasehold by any party to it and, if required by Lender, to permit Lender as Borrower's attorney-in-fact to control and act for Borrower in any such remedial proceedings. Borrower expressly transfers and assigns to Lender the benefit of all covenants in the Leasehold, whether or not such covenants run with the land, but Lender shall have no liability with respect to such covenants or any other covenants in the Leasehold.

48.3. Borrower's Warranties and Representations. With respect to the Leasehold, Borrower warrants and represents as follows: (a) the Leasehold is in full force and effect, unmodified by any writing or otherwise, except as specifically set forth in Exhibit B; (b) all rent, additional rent, and other charges reserved in the Leasehold have been paid to the extent they are payable to the date of this Mortgage; (c) Borrower enjoys the quiet and peaceful possession of the Mortgaged Property demised by the Leasehold; (d) Borrower is not in default under any Leasehold term and, to the best of its knowledge, there are no circumstances that, with the passage of time or the giving of notice or both, would constitute an Event of Default under the Leasehold; (e) to the best of Borrower's knowledge, the landlord under the Leasehold is not in default under any Leasehold term or provision the landlord is required to observe or perform.

48.4. Assignments to Lender. If Borrower files any petition or action for relief under any bankruptcy, reorganization, insolvency, moratorium law, or any other law or laws for the relief of or

relating to debtors, on demand by Lender, Borrower covenants to transfer and assign to Lender its leasehold estate and the Leasehold in lieu of rejection of the Leasehold by Borrower and covenants to assign to Lender its right to accept or reject the Leasehold and to apply for any extension of time within which to accept or reject the Leasehold. These assignments to Lender shall be automatic on Lender's demand. If Lender demands the assignment of the Leasehold under this Mortgage, Lender covenants to cure any defaults outstanding under the Leasehold after the Leasehold is assigned to Lender.

48.5. Default Under Leasehold. If Borrower defaults in performing any of its obligations under the Leasehold, including, without limitation, any default in the payment of rent and other charges and impositions made payable by the tenant under the Leasehold, then, in each and every case, Lender may, at its option and without notice, cause the default or defaults to be remedied and otherwise exercise any and all of the rights of Borrower under the Leasehold in the name of and on behalf of Borrower. Borrower shall, on demand, reimburse Lender for all advances made and expenses incurred by Lender in curing any such default (including, without limitation, reasonable Attorney Fees), together with interest computed at the rate provided for in the Note from the date that an advance is made or expense is incurred, to and including the date the same is paid. Lender shall have no duty to prevent the termination of the leasehold estate by the landlord. If the landlord terminates the leasehold estate, Lender shall have the right, at its option, to declare all sums secured by this Mortgage immediately due and payable and immediately bring an action on the Note, provided there is no other real property security for the Note.

48.6. Options. Borrower shall give Lender notice of its intention to exercise each and every option to extend the term of the Leasehold at least 20 days but not more than 60 days before expiration of the time to exercise such option under the Leasehold. If Borrower intends to extend the term of the Leasehold, it shall deliver to Lender, with the notice of such decision, a copy of the notice of extension delivered to the landlord under the Leasehold. If Borrower does not intend to extend the term of the Leasehold, Lender may, at its option, exercise the option to extend in the name and on behalf of Borrower.

48.7. No Merger/Attorney-in-Fact. It is hereby agreed that the fee title, the leasehold estate, and the subleasehold estate in the Mortgaged Property demised by the Leasehold shall not merge but shall be kept separate and distinct, despite the union of these estates in either the landlord under the Leasehold, Borrower, or a third party, whether by purchase or otherwise. If Borrower acquires the fee title or any other estate, title, or interest in the Mortgaged Property demised by the Leasehold or any part of it, the lien of this Mortgage shall attach to, cover, and be a lien on such acquired estate, title, or interest and it shall simultaneously be and become a part of the Mortgaged Property with the same force and effect as if specifically encumbered in this Mortgage. Borrower agrees to execute all instruments and documents that Lender may reasonably require to ratify, confirm, and further evidence Lender's lien on the acquired estate, title, or interest. Furthermore, Borrower appoints Lender as its true and lawful attorney-in-fact to execute and deliver all such instruments and documents in the name and on behalf of Borrower. This power, being coupled with an interest, shall be irrevocable as long as any amounts secured by this Mortgage remain unpaid.

48.8. Interests in Successor Leasehold. If the Leasehold is canceled or terminated, and if Lender or its nominee shall acquire an interest in any new lease of the Mortgaged Property demised by the Leasehold, Borrower shall have no right, title, or interest in or to the new lease or the leasehold estate created by such new lease.

48.9. Estoppel Certificate. Borrower shall use its best efforts to obtain and deliver to Lender, within 20 days after written demand by Lender, an estoppel certificate from the landlord under the Leasehold setting forth (a) the name of the tenant under the Leasehold, (b) that the Leasehold has not been modified or, if it has been modified, the date of each modification (together with copies of each such modification), (c) the basic rent payable under the Leasehold, (d) the date to which the tenant paid all rental charges under the Leasehold, and (e) whether there are any alleged defaults of the tenant under the Leasehold and, if there are, setting forth their nature in reasonable detail.

48.10. Limitations on Lender's Liability Under Leasehold. Despite anything to the contrary in this Mortgage, this Mortgage shall not constitute an assignment of the Leasehold within the meaning of any provision of the Leasehold prohibiting its assignment, and Lender shall have no liability or obligation under the Leasehold because of its acceptance of this Mortgage. Lender shall be liable for the tenant's obligations arising under the Leasehold for only that period of time that Lender is in possession of the Mortgaged Property covered by the Leasehold or has acquired, by foreclosure or otherwise, and is holding all of Borrower's right, title, and interest in the Mortgaged Property covered by the Leasehold.

49. Contractual Right to Appoint a Receiver Upon Default. Upon an Event of Default under this Mortgage or a breach of any clause of any agreement signed in connection with the loan to Borrower, Borrower agrees that Lender may appoint a receiver to control the Mortgaged Property within seven (7) days of any default. Borrower agrees to cooperate with the receiver and turn over all control to said receiver and otherwise cooperate with the receiver appointed by Lender.

50. Dispute Resolution: Waiver of Right to Jury Trial

50.1 ARBITRATION. CONCURRENTLY HEREWITH, BORROWER AND ANY GUARANTOR SHALL EXECUTE THAT CERTAIN ARBITRATION AGREEMENT WHEREBY BORROWER, ANY GUARANTOR, AND LENDER AGREE TO ARBITRATE ANY DISPUTES TO RESOLVE ANY CLAIMS (AS DEFINED IN THE ARBITRATION AGREEMENT).

50.2 WAIVER OF RIGHT TO JURY TRIAL. TO THE EXTENT PERMITTED BY APPLICABLE LAW, BORROWER AND LENDER AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED ON OR ARISING FROM THIS MORTGAGE. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. BORROWER AND, BY ITS ACCEPTANCE OF THE BENEFITS OF THIS MORTGAGE, LENDER EACH (A) ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT FOR BORROWER AND LENDER TO ENTER INTO A BUSINESS RELATIONSHIP, THAT BORROWER AND LENDER HAVE ALREADY RELIED ON THIS WAIVER BY ENTERING INTO THIS MORTGAGE OR ACCEPTING ITS BENEFITS, AS THE CASE MAY BE, AND THAT EACH SHALL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS, AND (B) FURTHER WARRANTS AND REPRESENTS THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS, OR MODIFICATIONS TO THIS MORTGAGE.

BORROWER'S INITIALS:________ ________

51. Application of Rents. Notwithstanding anything apparently to the contrary in Section 8, all rents and revenues collected by Lender or any receiver of the Mortgaged Property subsequent to the occurrence of an Event of Default shall be applied to the foregoing items in the order determined by Lender or receiver to preserve the value of the Mortgaged Property:

(i) to the payment of all reasonable fees of any receiver approved by court;

(ii) to the payment of all tenant security deposits then owing to any tenant under any Lease pursuant to the provisions of Minnesota Statutes § 504B.178;

(iii) to the payment of all prior real estate taxes and special assessments with respect to the Mortgaged Property, or if this Mortgage requires periodic escrow payments for such taxes and assessments, to the escrow payments then due;

(iv) to the payment of all premiums then due for the insurance required by the provisions of this Mortgage, or if this Mortgage requires periodic escrow payments for such premiums, to the escrow payments then due;

(v) to the payment of costs incurred in normal maintenance and operation of the Mortgaged Property;

(vi) if received prior to any foreclosure sale of the Mortgaged Property, to Lender for the payment of the secured obligations secured by this Mortgage, but no such payment made after the acceleration of all or any of the secured obligations secured by this Mortgage shall affect such acceleration; and

(vii) if received during or with respect to the period of redemption after a foreclosure sale of the Mortgaged Property:

(A) if the purchaser at the foreclosure sale is not Lender, first to Lender to the extent of any deficiency of the sale proceeds to repay the secured obligations secured by this Mortgage, second to the purchaser as a credit to the redemption price, but if the Mortgaged Property is not redeemed, then to the purchaser of the Mortgaged Property; and

(B) if the purchaser at the foreclosure sale is Lender, to Lender to the extent of any deficiency of the sale proceeds to repay the secured obligations secured by this Mortgage and the balance to be retained by Lender as a credit to the redemption price, but if the Mortgaged Property is not redeemed, then to Lender, whether or not such deficiency exists.

The rights and powers of the Lender and receivers under the Mortgage and the application of Rents under this Section shall continue until expiration of the redemption period from any foreclosure sale, whether or not any deficiency remains after a foreclosure sale. The receiver shall file periodic accountings as the court determines are necessary and a final accounting at the time of his discharge. Lender shall have the right, at any time and without limitation, as provided in Minnesota Statutes, Section 582.03, to advance money to the receiver to pay any part or all of the expenses which the receiver should otherwise pay, if cash were available from the Mortgaged Property, and all sums so advanced, with interest at the Default Rate (as defined in the Note) shall be a part of the sum required to be paid to redeem from any foreclosure sale. Said sums shall be proved by the affidavit of Lender, its agent or attorney, describing the expenses for which the same were advanced and describing the Mortgaged Property, which must be filed for record in the office where this Mortgage is recorded, and a copy thereof shall be furnished to the sheriff and the receiver at least ten (10) days before the expiration of any period of redemption.

The costs and expenses (including any receiver's fees and attorneys' fees) incurred by Lender pursuant to the powers herein contained shall be immediately reimbursed by Borrower to Lender on demand, shall be secured hereby and shall bear interest from the date incurred at the Default Rate. Lender shall not be liable to account to Borrower for any action taken pursuant hereto, other than to account for any Rents actually received by Lender.

52. **Non-Agricultural Use.** Borrower represents and warrants that as of the date of this Mortgage the Mortgaged Property is not in agricultural use as defined in Minnesota Statutes § 40A.02, Subd. 3, and is not used for agricultural purposes.

53. **Waiver of Homestead.** Borrower waives to the full extent lawfully allowed the benefit of any homestead laws now or hereinafter in force. Borrower expressly consents to and authorizes the sale of the Mortgaged Property or any part thereof as a single unit or parcel.

54. **Well and Sewer Systems.** Borrower does not know of any wells (as defined by Minnesota Statutes § 103I.005, Subd. 21, as amended) on the Mortgaged Property, nor of any individual sewage systems (within the meaning of Minnesota Statutes § 115.55, Subd. 1(g)) on or serving the Mortgaged Property.

55. **<u>Operations and Maintenance ("O&M") Program</u>**. Prior to the closing of this Loan, Borrower shall implement Operations and Maintenance Program ("O&M"), to safely manage the suspect asbestos-containing materials ("ACM") located on the Mortgaged Property. Prior to the proposed renovation, any identified suspect ACMs shall be sampled to confirm the presence or absence of asbestos to prevent potential exposure to workers and/or building occupants.

IN WITNESS WHEREOF, Borrower has executed and delivered this Mortgage as of the date first written above.

BORROWER:

TALON BREN ROAD, LLC,
A DELAWARE LIMITED LIABILITY COMPANY

By: Talon OP, L.P.,
a Minnesota limited partnership, its manager

By: Talon Real Estate Holding Corp.,
A Utah corporation, its general partner

By: ____________________
Name: Matthew G. Kaminski
Title: Chief Executive Officer

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

State of Minnesota)

County of Hennepin)

On 6/21/17 before me, Kristy Lieblein notary
Date Here Insert Name and Title of the Officer

Personally Appeared Matthew G Kaminski, as Chief Executive Officer
Name(s) of Signer(s)

who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of MN that the foregoing paragraph is true and correct.

KRISTY LEE LIEBLEIN
NOTARY PUBLIC
MINNESOTA
My Commission Expires Jan. 31, 2021

WITNESS my hand and official seal.

Signature [signature]
Signature of Notary Public

EXHIBIT "A"

Lot 1, Block 14, Opus 2 Fourth Addition, according to the recorded plat thereof, Hennepin County, Minnesota.

Together with a non-exclusive permanent easement for construction, maintenance and operation of a driveway over and across that portion of Lot 2, Block 14, Opus 2 Fourth Addition lying Easterly of a line drawn parallel with and nineteen (19) feet Westerly of, measured at right angles to, the Easterly line of said Lot 2 and over and across that portion of Lot 3, Block 14, Opus 2 Fourth Addition lying Westerly of a line drawn parallel with and seventeen (17) feet Easterly of, measured at right angles to, the West line of Lot 3, Block 14, Opus 2 Fourth Addition as created in Document No. 4372853.

Together with an easement for sign purposes over and across the Easterly 10.00 feet of the most Westerly 60.00 feet of the Southerly 15.00 feet of Lot 3, Block 14, Opus 2 Fourth Addition, as created in Document No. 4372853.

(Abstract Property)